As filed with the Securities and Exchange Commission on August 4, 2006
Registration Statement No. 333-133924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

AMENDMENT NO. 2 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_____________________
TREY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7373 (Primary Standard Industrial Classification Code Number)	16-1633636 (I.R.S. Employer Identification Number)

5 Regent Street, Suite 520
Livingston, NJ 07039
(973) 758-9555
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices and principal place of business)

Mark Meller Chief Executive Officer 5 Regent Street, Suite 520 Livingston, NJ 07039 (973) 758-9555 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Scott S. Rosenblum, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Telephone: (212) 715-9100 Telecopy: (212) 715-8000

Approximate date of commencement of proposed sale to public: At such time or times as may be determined by the selling stockholders after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box.
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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.00001 par value per share	1,478,404,375 (1)	-	$2,703,819 (2)	$289.31 (3)

(1)
Includes 1,474,404,375 shares of our Class A Common Stock issued to the selling stockholders in various private placement transactions and up to 4,000,000 shares of our Class A Common Stock issuable upon exercise of certain outstanding warrants.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, based on the respective discounts, if any, from the market value of our Class A Common Stock at which these future-priced securities will be convertible, and assuming the conversion of interest that may accrue on such securities through December 31, 2007.

(3)	Previously paid.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY TREY RESOURCES, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2006

PRELIMINARY PROSPECTUS

TREY RESOURCES, INC.

1,478,404,375 SHARES

of

CLASS A COMMON STOCK

This prospectus relates to the resale by a selling stockholder of Trey Resources, Inc. identified in this prospectus of shares of our Class A Common Stock.

We are not selling any shares of our Class A Common Stock in this offering, and we will not receive any of the proceeds from the sale of these shares by the selling stockholders. All costs associated with this registration will be borne by us.

The selling stockholders identified in this prospectus, including Cornell Capital Partners, L.P., or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus. Our Class A Common Stock is currently quoted on the OTC Bulletin Board, or OTCBB, under the symbol “TYRIA.OB.” The last reported sales price for our common stock on the OTCBB on August 2, 2006, was $.007 per share.

Investing in our common stock involves substantial risks. You should carefully consider the risk factors beginning on page 5 of this prospectus before purchasing shares of our common stock.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

i

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” and our Consolidated Financial Statements and the related Notes to those statements included in this prospectus. This prospectus contains certain forward-looking statements. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Business

We are business consultants for small and medium sized businesses and value-added resellers and developers of financial accounting software. We also publish our own proprietary EDI software. We believe we are a leader in financial accounting solutions across a broad spectrum of industries focused on manufacturing and distribution. We specialize in software integration and deployment, programming, and training and technical support, aimed at improving the financial reporting and operational efficiencies of small and medium sized companies. The sale of our financial accounting software is concentrated in the northeastern United States, while our EDI software and programming services are sold to corporations nationwide.

We differentiate ourselves from traditional software resellers through our wide range of value-added services, consisting primarily of programming, training, technical support, and other consulting and professional services. We also provide software customization, data migration, business consulting, and implementation assistance for complex design environments. Our strategic focus is to respond to our customers’ requests for interoperability and provide solutions that address broad, enterprise-wide initiatives.

Our product sales are cyclical, and increase when the developer of a specific software product offers new versions, promotions or discontinues support of an older product.

As is common among software resellers, we purchase our products from our suppliers with a combination of cash and credit extended by the supplier. We do not carry significant inventory, and generally place an order with the supplier only after receiving a firm commitment from our customer. Except in unusual situations, we do not allow our customers to return merchandise and rarely offer extended payment terms to our customers.

Trey Resources, Inc. is a Delaware corporation. Our principal offices and facilities are located at 5 Regent Street, Suite 520, Livingston, NJ 07039 and our telephone number is (973) 758-9555. Our web site address is www.treyresources.com. The information contained on our web site is not part of this prospectus.

Going Concern

We have received a going concern opinion from our independent registered public accounting firm for the years ended December 31, 2005 and 2004. We have incurred substantial accumulated deficits and operating losses. These issues raise substantial doubt about our ability to continue as a going concern. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and on our ability to continue as a going concern.

The Offering and Cornell Financing Agreements

This offering relates to the resale of our Class A Common Stock by Cornell Capital Partners, L.P., who intends to sell up to 1,474,404,375 shares of Class A Common Stock upon conversion of certain debentures and up to 4,000,000 shares of Class A Common Stock to be issued upon exercise of warrants.

On December 30, 2005, we entered into a Securities Purchase Agreement with Cornell. Pursuant to the terms of the Securities Purchase Agreement with Cornell, on December 30, 2005 we issued two secured convertible debentures to Cornell in the principal amount of $1,159,047 and $600,000, respectively, and on May 2, 2006, we issued one secured convertible debenture to Cornell in the principal amount of $600,000, for an aggregate principal amount of $2,359,047 of secured convertible debentures (the “Cornell Debentures”), each convertible into shares of our Class A Common Stock. Pursuant to the Securities Purchase Agreement, we entered into an Amended and Restated Security Agreement whereby we pledged substantially all of our assets to secure the obligations under the Cornell Debentures. We also entered into an Investors Registration Rights Agreement whereby we agreed to file a registration statement to register up to 1,474,404,375 shares of our Class A Common Stock that may be issued upon the conversion of the Cornell Debentures and 4,000,000 shares of our Class A Common Stock that may be issued upon the exercise of warrants previously issued to Cornell on August 31, 2005. The costs associated with this registration statement will be borne by us. The Cornell Debentures mature on December 31, 2007 and May 2, 2008, respectively, and bear interest at the rate of 7.5% per annum. Cornell may, at its discretion, convert at any time and from time to time after the issuance date of the Cornell Debentures, the outstanding principal and accrued interest, in whole or in part, into a number of shares of our Class A Common Stock equal to the quotient obtained by dividing (x) the outstanding amount of the Cornell Debentures to be converted by (y) 90% of the lowest closing bid price of our shares of Class A Common Stock during the 30 trading days immediately preceding the conversion date. We can prepay the Cornell Debentures at any time upon three business days advanced written notice so long as we pay a 20% prepayment premium. Cornell also has a right of first refusal on any subsequent financings in which we issue our shares of our capital stock so long as the Cornell Debentures are outstanding. We paid to Yorkville Advisors, LLC, the general partner of Cornell, a fee of $120,000 pursuant to the Securities Purchase Agreement (which fee is equal to 10% of the aggregate principal amount of the two secured convertible debentures for $600,000 each issued on December 30, 2005 and May 2, 2006) and also paid a one-time structuring fee of $15,000 pursuant to the Securities Purchase Agreement.

On January 27, 2003, we entered into an equity line of credit with Cornell which was terminated on December 30, 2005. Pursuant to the terms of the equity line of credit, we received an aggregate of $1,759,638 by issuing to Cornell 77,532,790 shares of our Class A Common Stock and used the proceeds from these advances under the equity line to repay outstanding principal and interest on promissory notes previously issued to Cornell in the aggregate principal amount of $2,700,000 as more fully discussed below. The remaining principal balance of $1,025,000 plus accrued interest under these promissory notes was exchanged for Cornell Debentures on December 30, 2005 pursuant to the Securities Purchase Agreement. For each share of Class A Common Stock issued under the equity line of credit, Cornell paid 91% of the lowest closing bid price of our Class A Common Stock for the 5 trading days immediately following the advance notice date. Further, Cornell retained 6% of each advance on the promissory notes.

On March 10, 2004, we issued to Cornell a promissory note in the principal amount of $200,000. We received $100,000 from Cornell on March 15, 2004 and the balance of $100,000 on March 16, 2004. This note had a term of 96 days, an interest rate per annum of 12% and was required to be repaid out of the net proceeds received by us pursuant to advances under the equity line of credit agreement. Pursuant to the note, we placed in escrow 10 advance notices for $20,000 each and shares of our common stock as required under the note. The advance notices were released from escrow every 7 calendar days commencing on April 5, 2004. Upon the settlement of each advance notice, the shares were delivered to Cornell from escrow in accordance with the terms of the note and we applied the net proceeds of each advance (after deducting any fees owed to Cornell under the terms of the equity line agreement) to reduce the outstanding balance of this note. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $12,000 and $5,000 respectively.

On March 30, 2004, we issued to Cornell a promissory note in the principal amount of $100,000. We received such funds from Cornell on April 1, 2004. This note had a term of 30 days and an interest rate per annum of 12% and was required to be repaid out of the net proceeds received by us pursuant to advances under the equity line of credit agreement. Pursuant to the note, we placed in escrow 5 advance notices for $20,000 each and shares of our common stock as required under the equity line agreement. The advance notices were released from escrow to us every 7 calendar days commencing on May 24, 2004. Upon the settlement of each advance notice, the shares were delivered to Cornell from escrow in accordance with the terms of the note and we applied the net proceeds of each advance (after deducting any fees owed to Cornell under the terms of the equity line agreement) to the outstanding balance of this note. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $6,000 and $2,500 respectively.

On May 4, 2004, we issued to Cornell a promissory note in the principal amount of $700,000. We received such funds from Cornell on May 7, 2004. This note had a term of 188 days, an interest rate per annum of 12% and was required to be repaid out of the net proceeds received by us pursuant to advances under the equity line of credit agreement. Pursuant to the note, we placed in escrow 14 advance notices for $50,000 each and shares of our common stock as required under the note. The advance notices were released from escrow every 7 calendar days commencing on September 6, 2004. Upon the settlement of each advance notice, the shares were delivered to Cornell from escrow in accordance with the terms of the note and we applied the net proceeds of each advance (after deducting any fees owed to Cornell under the terms of the equity line agreement) to the outstanding balance of this note. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $42,000 and $17,500 respectively.

On August 30, 2004, we issued to Cornell a promissory note in the principal amount of $350,000. We received such funds from Cornell on September 2, 2004. This note had a term of 196 days, an interest rate per annum of 12% and was required to be repaid out of the net proceeds received by us pursuant to advances under the equity line of credit agreement. Pursuant to the note, we placed in escrow 9 advance notices for $35,000 each and one advance notice for $53,928.77 and shares of our common stock as required under the note. The advance notices were released from escrow every 7 calendar days commencing on March 1, 2005. Upon the settlement of each advance notice, the shares were delivered to Cornell from escrow in accordance with the terms of the note and we applied the net proceeds of each advance (after deducting any fees owed to Cornell under the terms of the equity line agreement) to the outstanding balance of this note. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $21,000 and $8,750 respectively.

On January 20, 2005, we issued to Cornell a promissory note in the principal amount of $1,150,000. We received such funds from Cornell on January 27, 2005. To our knowledge, this note had a term of 90 days and an interest rate per annum of 12%. Pursuant to the note, we issued 9 advance notices every 7 calendar days commencing on October 10, 2005 for $25,000 each and two advance notices for $50,000 each for a total of $325,000. Upon the settlement of each advance notice, the shares were delivered to Cornell from escrow in accordance with the terms of the note and we applied the net proceeds of each advance (after deducting any fees owed to Cornell under the terms of the equity line agreement) to the outstanding balance of this note. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $86,250 and $2,500 respectively. The principal balance of $825,000 on this note plus accrued interest was converted into the Cornell Debentures on December 30, 2005.

On August 11, 2005, we issued to Cornell a promissory note in the principal amount of $200,000. We received such funds from Cornell on August 31, 2005. This note had a term of 90 days and an interest rate per annum of 12%. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $12,000 and $5,000 respectively. Pursuant to the note, we also issued to Cornell a warrant to purchase 4,000,000 shares of our common stock for a period of 3 years at an exercise price per share equal to $0.03. The principal balance of this note plus accrued interest was converted into Cornell Debentures on December 30, 2005.

Although we were able to utilize the equity line of credit agreement with Cornell, we decided to issue promissory notes to Cornell because the issuance of the promissory notes was a more efficient way of funding our operations. The equity line agreement contained a maximum amount in which we could draw down and our cash needs at such time exceeded such amount. The promissory notes were repaid with shares of our Class A Common Stock pursuant to the terms of the equity line agreement.

Upon the termination of the equity line of credit on December 30, 2005 and in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, the outstanding principal balance of $1,025,000 and accrued interest still owed by us to Cornell from outstanding promissory notes previously issued to Cornell and not repaid were exchanged for and converted into $1,159,047 of Cornell Debentures with the same terms as described above. In addition, pursuant to the Securities Purchase Agreement, we issued two additional debentures for $600,000 each on December 30, 2005 and May 2, 2006. Accordingly, there is an aggregate principal balance of $2,359,047 under the Cornell Debentures, each issued on different dates pursuant to the terms and provisions of the Securities Purchase Agreement.

In determining that up to 1,474,404,375 shares of our Class A Common Stock are issuable upon conversion of the Cornell Debentures, we have also assumed that all of the interest that may accrue on the Cornell Debentures through December 31, 2007 accrues and is converted into shares of our Class A Common Stock. If, for example, the closing bid price at the relevant time of conversion is $0.01 per share, than no more than 304,424,303 shares of our Class A Common Stock will be issuable upon conversion of all of these debentures in the aggregate. Cornell intends to sell any shares issued to it upon conversion of the Cornell Debentures at the then prevailing market price.

Pursuant to the terms of the Convertible Debentures, we are obligated to issue shares of Class A Common Stock to Cornell upon conversion of the outstanding principal balance of the Cornell Debentures. Cornell may not beneficially own more than 4.9% of our outstanding Class A Common Stock at any time. Because Cornell can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell may receive upon conversion of the Cornell Debentures.

We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the Cornell Debentures, in part, because the conversion price of the Cornell Debentures will fluctuate based on prevailing market prices. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if we issued up to the maximum of 1,478,404,375 shares of Class A Common Stock to Cornell (i.e. the maximum number of shares being registered for conversion of the Cornell Debentures), these shares would represent approximately 91% of our outstanding Class A Common Stock upon issuance.

We are registering a total of 1,478,404,375 shares of Class A Common Stock for issuance upon conversion of the Cornell Debentures and exercise of the Cornell Warrants. The issuance of shares under the Cornell Debentures may result in a change of control as up to 1,478,404,375 shares of Class A Common Stock may be issued upon conversion of the Cornell Debentures. If all or a significant block of these shares are held by one or more stockholders acting together, then such stockholder or stockholders would have enough shares to assume control of our company by electing its or their own directors. This could happen, for example, if Cornell sold the shares purchased under the Cornell Debentures to the same purchaser.

Among other things, this prospectus relates to the shares of Class A Common Stock to be issued upon conversion of the Cornell Debentures.

Class A Common Stock Offered	1,478,404,375 shares by selling stockholders

Offering Price	Market price

Class A Common Stock Outstanding Before the Offering	150,314,126 shares of Class A Common Stock

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock issuable upon conversion of the debentures, in each case, offered by the selling stockholders.

Risk Factors
The securities offered hereby involve a high degree of risk and immediate substantial dilution. You should read carefully the factors discussed under Risk Factors beginning on page 5 and the other information included in this prospectus before investing in our securities. Several of the most significant risk factors include:

— Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings;

— Existing stockholders will experience significant dilution from the sale of shares issuable upon conversion of the Cornell Debentures;

— Cornell will receive our shares of Class A Common Stock upon the conversion of the Cornell Debentures at a conversion price less than the then-prevailing market price for our Class A Common Stock;

— Cornell intends to sell its shares of Class A Common Stock in the public market, which sales may cause our stock price to decline; and

—  The issuance of Shares of our Class A Common Stock upon conversion of the Cornell Debentures could encourage short sales by third parties, which could contribute to the further decline of our stock price.

SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following table summarizes certain selected financial information. This information should be read in conjunction with “Management’s Discussion and Analysis and is qualified in its entirety by the more detailed financial information and notes thereto each appearing elsewhere in this prospectus.

	For the Year Ended		For the Three Months Ended
	December 31, 2005	December 31, 2004	March 31, 2006	March 31, 2005
Statement of Operations Data:
Sales	$4,180,075	$1,703,281	$1,338,934	$1,009,414
Cost of sales	2,724,406	1,004,645	822,543	613,878
Gross profit	1,455,669	698,636	516,391	395,536
Selling, general and administration expenses	3,318,857	2,666,196	768,938	596,167
Loss from operations	(1,863,188)	(1,967,560)	(252,547)	(200,631)
Net loss	$(2,408,644)	$(2,390,705)	$(291,550)	$(518,288)

	December 31, 2005	December 31, 2004	March 31, 2006
Balance Sheet Data:
Current assets	$1,946,018	$707,472	$1,393,680
Intangible assets	700,940	1,062,040	740,940
Liabilities	4,613,793	3,104,351	4,273,522
Stockholders’ deficiency	$(1,773,001)	$(1,201,531)	$(1,930,376)

RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information in this prospectus. The following risks relate principally to our business and the offering described in the prospectus. If any of the following risks and uncertainties develop into actual events, the business, financial condition or results of our operations could be materially adversely affected. If that happens, the trading price of our shares of Class A Common Stock could decline significantly. The risk factors below contain forward-looking statements regarding the offering and our business. Actual results could differ materially from those set forth in the forward-looking statements. See Cautionary Statement Regarding Forward-Looking Statements below.

Risks Related to Our Operations

We have a limited operating history.

We did not begin our value added reseller, software, and consulting business until June 2004. Accordingly, we have a limited operating history on which to base an evaluation of our business and prospects. We cannot assure stockholders that our business strategy will be successful or that we will successfully address the risks involved in operating our business. Our failure to do so could materially adversely affect our business, financial condition and operating results.

We have historically lost money and may continue to lose money in the future.

We have historically lost money. For the years ended December 31, 2005 and 2004 and the three months ended March 31, 2006, we had net losses of $2,408,644, $2,390,705 and $291,550, respectively, and net losses of $0.04, $0.21 and $0.00 per share, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations may not be profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

We cannot accurately forecast our future revenues and operating results, which may fluctuate.

Our short operating history and the rapidly changing nature of the markets in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

•	the timing of sales of our products and services;

•	the timing of product implementation, particularly large design projects;

•	unexpected delays in introducing new products and services;

•	increased expenses, whether related to sales and marketing, product development, or administration;

•	deferral in the recognition of revenue in accordance with applicable accounting principles, due to the time required to complete projects;

•	the mix of product license and services revenue; and

•	costs related to possible acquisitions of technology or businesses.

We may fail to develop new products, or may incur unexpected expenses or delays.

Although we currently have fully developed products available for sale, we may also develop various new technologies, products and product features and may rely on them to remain competitive. Due to the risks inherent in developing new products and technologies—limited financing, competition, obsolescence, loss of key personnel, and other factors—we may fail to develop these technologies and products, or may experience lengthy and costly delays in doing so. Although we are able to license some of our technologies in their current stage of development, we cannot assure that we will be able to develop new products or enhancements to our existing products in order to remain competitive.

If we cannot raise additional capital to finance future operations, we may need to curtail our operations in the future.

We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sales of securities from third parties. We cannot assure you that financing from external sources will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. While we have recently raised working capital to fund our operations that we believe should be sufficient for the next 12 months, we will subsequently need to raise additional capital to fund our future operations.

Because our financial accounting software, EDI software, and business consulting businesses are still evolving, we may experience difficulties that could prevent us from becoming profitable.

Because our financial accounting software, EDI software, and business consulting businesses are still evolving, we may experience the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These difficulties include the following:

•	substantial delays and expenses related to testing and developing new products;

•	marketing and distribution problems encountered in connection with our new and existing products and technologies;

•	competition from larger and more established companies;

•	delays in reaching our marketing goals;

•	difficulty in recruiting qualified employees for management and other positions;

•	lack of sufficient customers, revenues and cash flow; and

•	limited financial resources.

We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our business will suffer and our stock price could decline.

If our technologies and products contain defects or otherwise do not work as expected, we may incur significant expenses in attempting to correct these defects or in defending lawsuits over any such defects.

Software products are not currently accurate in every instance, and may never be. Furthermore, we could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. We may incur significant expenses to correct such defects. Clients who are not satisfied with our products or services could bring claims against us for substantial damages. Such claims could cause us to incur significant legal expenses and, if successful, could result in the plaintiffs being awarded significant damages. Our payment of any such expenses or damages could prevent us from becoming profitable.

Our success is highly dependent upon our ability to compete against competitors that have significantly greater resources than we have.

The financial accounting software, EDI software, and business consulting industries are highly competitive, and we believe that this competition will intensify. Many of our competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger client bases than we do. Our competitors could use these resources to market or develop products or services that are more effective or less costly than any or all of our products or services or that could render any or all of our products or services obsolete. Our competitors could also use their economic strength to influence the market to continue to buy their existing products.

If we are not able to protect our trade secrets through enforcement of our confidentiality and non-competition agreements, then we may not be able to compete effectively and we may not be profitable.

We attempt to protect our trade secrets, including the processes, concepts, ideas and documentation associated with our technologies, through the use of confidentiality agreements and non-competition agreements with our current employees and with other parties to whom we have divulged such trade secrets. If the employees or other parties breach our confidentiality agreements and non-competition agreements or if these agreements are not sufficient to protect our technology or are found to be unenforceable, our competitors could acquire and use information that we consider to be our trade secrets and we may not be able to compete effectively. Most of our competitors have substantially greater financial, marketing, technical and manufacturing resources than we have, and we may not be profitable if our competitors are also able to take advantage of our trade secrets.

We may unintentionally infringe on the proprietary rights of others.

Many lawsuits currently are being brought in the software industry alleging violation of intellectual property rights. Although we do not believe that we are infringing on any patent rights, patent holders may claim that we are doing so. Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling our products or services. In addition, we may also be forced to enter into costly and burdensome royalty and licensing agreements.

Our two officers control a significant percentage of our capital stock and have sufficient voting power to control the vote on substantially all corporate matters.

As of June 30, 2006, Jerome R. Mahoney and Mark Meller, our Non-Executive Chairman of the Board of Directors and our President, respectively, collectively own approximately 66% of our outstanding shares of our Class A Common Stock (assuming the conversion of outstanding debt into shares of Class A Common Stock and/or Class B Common Stock). Mr. Mahoney and Mr. Meller may be able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our Class A Common Stock. In addition, Mr. Mahoney and Mr. Meller are in a position to impede transactions that may be desirable for other stockholders. They could, for example, make it more difficult for anyone to take control of us.

Our industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

The trend toward consolidation in our industry may impede our ability to compete effectively.

As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

We face intense price-based competition for licensing of our products which could reduce profit margins.

Price competition is often intense in the software market. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

If we lose the services of any of our key personnel, including our Non-Executive Chairman of the Board of Directors or Chief Executive Officer, our business may suffer.

We are dependent on our key officers, Jerome R. Mahoney and Mark Meller, our Non-Executive Chairman of the Board of Directors and our Chief Executive Officer, respectively, and our key employees in our operating subsidiary, specifically Jeffrey Roth, Lynn Berman, and Gary Berman. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. In an attempt to minimize the effects of such loss, we presently maintain $1,000,000 key-man term life insurance policies on Mr. Roth, Ms. Berman and Mr. Berman.

Our Non-Executive Chairman of the Board of Directors may have conflicts of interest, and we do not have any formal procedure for resolving any such conflicts in the future.

As of June 30, 2006, our Non-Executive Chairman of the Board of Directors, Jerome R. Mahoney, has the right to convert $81,713 of indebtedness (which includes accrued interest of 9.5% per annum) into 81,713 shares of our Class B Common Stock, which will be convertible into an indeterminable number of shares of our Class A Common Stock. This could create, or appear to create, potential conflicts of interest when our Non-Executive Chairman is faced with decisions that could have different implications for us. Examples of these types of decisions might include any of the potential business acquisitions made by us or the resolution of disputes arising out of the agreements governing the relationship between iVoice and us following the distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely effect the public’s perception of us following the distribution. Furthermore, we do not have any formal procedure for resolving any such conflicts of interest if they do arise.

Risks Related to Our Offering

Future sales by our stockholders may adversely affect the price of our Class A Common Stock and our ability to raise funds in new offerings of our equity securities.

Sales of shares of our Class A Common Stock in the public market following this offering could lower the market price of our shares. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. In addition, we have debentures from a previous private placement that may be convertible into a maximum of 3,648,624 shares of Class A Common Stock (assuming the maximum number of unissued shares available from a previous registration statement). Upon issuance of the maximum number of shares being registered under the Cornell Debentures, there may be an additional 1,478,404,375 shares of Class A Common Stock outstanding (including the shares available for issuance upon conversion of the debentures). All of these shares of Class A Common Stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Cornell Debentures.

Existing stockholders will experience significant dilution from our sale of shares under the Cornell Debentures.

The sale of shares of our Class A Common Stock pursuant to the terms of the Cornell Debentures will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of Class A Common Stock under the Cornell Debentures as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

Cornell Capital Partners, L.P. will pay less than the then-prevailing market price of our Class A Common Stock issuable upon conversion of the Cornell Debentures.

The Class A Common Stock to be issued upon conversion of the Cornell Debentures will be issued at a 10% discount to the lowest closing bid price of our Class A Common Stock during the 30 days trading days immediately preceding the conversion date. These discounted sales could cause the price of our Class A Common Stock to decline. Further, because Cornell will acquire our Class A Common Stock under the Cornell Debentures at a discount to the then current market price, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

Cornell intends to sell shares of our Class A Common Stock issuable upon conversion of the Cornell Debentures in the public market, which sales may cause our stock price to decline.

Cornell intends to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 1,478,404,375 shares of Class A Common Stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

The sale of our Class A Common Stock issuable upon conversion of the Cornell Debentures could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock issued upon conversion of the Cornell Debentures could encourage short sales by third parties. Such an event could place further downward pressure on the price of our Class A Common Stock.

Our Class A Common Stock is thinly traded and we cannot predict the extent to which a more active trading market will develop.

Our Class A Common Stock is thinly traded compared to larger more widely known companies. Thinly traded Class A Common Stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A Common Stock will develop or be sustained after this offering.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

The price in this Offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this Offering may be higher or lower than the prices paid by other people participating in this offering.

We cannot assure you that we will be able to access external funding when needed.

We currently depend on external financing to fund our operations, and we have no current plans to obtain other financing. We cannot assure you that we will be able to obtain such financing on favorable terms, in sufficient amounts, or at all, when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, and our business, financial condition and results of operations.

The issuance of shares of Class A Common Stock in this offering could result in a change of control.

We are registering for resale 1,478,404,375 shares of Class A Common Stock in this offering. These shares represent approximately 91% of our outstanding Class A Common Stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing our or their own directors.

Risks Related to Our Securities

We do not expect to pay dividends in the foreseeable future.

We intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Any future dividends will depend on our earnings, if any, and our financial requirements.

The price of our stock may be affected by a limited trading volume and may fluctuate significantly.

There has been a limited public market for our Class A Common Stock and there can be no assurance that an active trading market for our stock will continue. An absence of an active trading market could adversely affect our stockholders’ ability to sell our Class A Common Stock in short time periods, or possibly at all. Our Class A Common Stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Class A Common Stock to fluctuate substantially.

Our Class A Common Stock is deemed to be “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our Class A Common Stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. These requirements may reduce the potential market for our Class A Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our Class A Common Stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•
In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Future sales of our Class A Common Stock could cause our stock price to decline.

The sale of a large number of our shares, or the perception that such a sale may occur, could lower our stock price. Such sales could make it more difficult for us to sell equity securities in the future at a time and price that we consider appropriate. As of June 30, 2006, approximately 16,497,300 shares of our Class A Common Stock could be considered “restricted securities” and saleable only upon registration under the Securities Act of 1933, as amended (the “Securities Act”), upon compliance with Rule 144 of the Securities Act, or pursuant to another exemption from registration.

Issuance of our reserved shares of Class A Common Stock may significantly dilute the equity interest of existing stockholders.

We have reserved for issuance shares of our Class A Common Stock upon exercise or conversion of stock options, warrants, or other convertible securities that are presently outstanding. Issuance of these shares will have the effect of diluting the equity interests of our existing stockholders and could have an adverse effect on the market price for our Class A Common Stock. As of June 30, 2006, we had all of our remaining 9,849,685,874 authorized shares available for future issuance, of which approximately 1,045,783,536 are reserved.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” or “may,” or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. You should read these factors, including the information under “Risk Factors” beginning on page 5, and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. We do not undertake any obligation to update forward-looking statements made by us.

USE OF PROCEEDS

This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A Common Stock in this offering. Except for the Cornell Debentures, certain other outstanding convertible debentures and working capital from operations, we have no other significant sources of working capital or cash commitments. We cannot assure you that we will raise sufficient funds from these financing arrangements, or that we will produce sufficient revenues from product sales to sustain our operations or, that a market will develop for our Class A Common Stock upon which a significant amount of our financing is dependant. To date, we have incurred substantial losses, and may from time to time require financing for working capital to meet our operating needs and obligations. While we have recently raised sufficient working capital to fund our operations for what we believe should be sufficient for the next six months, we will subsequently need to raise additional capital to fund our future operations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares in any manner at the current market price.

DILUTION

Our net tangible book value as of March 31, 2006 was $(2,671,316) or $(0.02072) per share of Class A Common Stock. Subsequent to March 31, 2006, we received additional funds on the Cornell Debentures and it is estimated that the net tangible book value will be $(3,661,316) or $(0.02436) per share of Class A Common Stock as of June 30, 2006. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our Class A Common Stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the Class A Common Stock to be issued upon conversion of the Cornell Debentures. The amount of dilution will depend on the offering price and number of shares to be issued upon conversion of the Cornell Debentures. The following example shows the dilution to new investors at an offering price of $0.01 per share.

If we assume that we will issue a maximum of 1,478,404,375 (1) shares of Class A Common Stock (issuance of up to 1,474,404,375 shares registered for conversion of the Cornell Debentures and issuance of 4,000,000 shares upon conversion of Cornell warrants) our net tangible book value as of date of this filing is estimated to be $(3,661,316) or $(0.00225) per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.02211 per share and an immediate dilution to new stockholders of $0.01225 per share, or 122.5%. The following table illustrates the per share dilution:

Assumed public offering price per share		$0.01000
Net tangible book value before this offering	$(0.02436)
Increase attributable to new investors	$0.02211
Net tangible book value per share after this offering		$(0.00225)
Dilution per share to new stockholders		$(0.01225)

The offering price of our Class A Common Stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

Assumed Offering Price	No. of Shares to be Issued (1)	Dilution Per Share to New Investors
$0.010	274,332,667	$0.01862
$0.008	341,915,833	$0.01544
$0.006	454,554,444	$0.01205
$0.004	679,831,667	$0.00841

(1)
This represents the approximate number of shares of Class A Common Stock that will be required to be issued for conversion of the Cornell Debentures and for conversion of the Cornell warrants. As of June 30, 2006, we had outstanding $2,432,994 of Cornell Debentures and 4,000,000 Cornell warrants. This table does not give effect to the conversion of $18,545 of other convertible debentures and $1,338,552 of Class B equivalents to Mr. Mahoney and Mr. Meller.

CORNELL CONVERTIBLE DEBENTURES

On December 30, 2005, we entered into a Securities Purchase Agreement with Cornell. Pursuant to the terms of the Securities Purchase Agreement with Cornell, on December 30, 2005 we issued two secured convertible debentures to Cornell in the principal amount of $1,159,047 and $600,000, respectively, and on May 2, 2006, we issued one secured convertible debenture to Cornell in the principal amount of $600,000, for an aggregate principal amount of $2,359,047 of secured convertible debentures (the “Cornell Debentures”), each convertible into shares of our Class A Common Stock. Pursuant to the Securities Purchase Agreement, we entered into an Amended and Restated Security Agreement whereby we pledged substantially all of our assets to secure the obligations under the Cornell Debentures. We also entered into an Investors Registration Rights Agreement whereby we agreed to file a registration statement to register up to 1,474,404,375 shares of our Class A Common Stock that may be issued upon the conversion of the Cornell Debentures and 4,000,000 shares of our Class A Common Stock that may be issued upon the exercise of warrants previously issued to Cornell on August 31, 2005. The costs associated with this registration statement will be borne by us.

The Cornell Debentures mature on December 31, 2007 and May 2, 2008, and bear interest at the rate of 7.5% per annum. Cornell may, at its discretion, convert at any time and from time to time after the issuance date of the Cornell Debentures, the outstanding principal and accrued interest, in whole or in part, into a number of shares of our Class A Common Stock equal to the quotient obtained by dividing (x) the outstanding amount of the Cornell Debentures to be converted by (y) 90% of the lowest closing bid price of our shares of Class A Common Stock during the 30 trading days immediately preceding the conversion date. We can prepay the Cornell Debentures at any time upon three business days advanced written notice so long as we pay a 20% prepayment premium. Cornell also has a right of first refusal on any subsequent financings in which we issue our shares of our capital stock so long as the Cornell Debentures are outstanding. We paid to Yorkville Advisors, LLC, the general partner of Cornell, a fee of $120,000 pursuant to the Securities Purchase Agreement (which fee is equal to 10% of the aggregate principal amount of the two secured convertible debentures for $600,000 each issued on December 30, 2005 and May 2, 2006) and also paid a one-time structuring fee of $15,000 pursuant to the Securities Purchase Agreement.

On January 27, 2003, we entered into an equity line of credit with Cornell which was terminated on December 30, 2005. Pursuant to the terms of the equity line of credit, we received an aggregate of $1,759,638 by issuing to Cornell 77,532,790 shares of our Class A Common Stock and used the proceeds from these advances under the equity line to repay outstanding principal and interest on promissory notes previously issued to Cornell in the aggregate principal amount of $2,700,000 as more fully discussed below. The remaining principal balance of $1,025,000 plus accrued interest under these promissory notes was exchanged for Cornell Debentures on December 30, 2005 pursuant to the Securities Purchase Agreement. For each share of Class A Common Stock issued under the equity line of credit, Cornell paid 91% of the lowest closing bid price of our Class A Common Stock for the 5 trading days immediately following the advance notice date. Further, Cornell retained 6% of each advance on the promissory notes.

On March 10, 2004, we issued to Cornell a promissory note in the principal amount of $200,000. We received $100,000 from Cornell on March 15, 2004 and the balance of $100,000 on March 16, 2004. This note had a term of 96 days, an interest rate per annum of 12% and was required to be repaid out of the net proceeds received by us pursuant to advances under the equity line of credit agreement. Pursuant to the note, we placed in escrow 10 advance notices for $20,000 each and shares of our common stock as required under the note. The advance notices were released from escrow every 7 calendar days commencing on April 5, 2004. Upon the settlement of each advance notice, the shares were delivered to Cornell from escrow in accordance with the terms of the note and we applied the net proceeds of each advance (after deducting any fees owed to Cornell under the terms of the equity line agreement) to reduce the outstanding balance of this note. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $12,000 and $5,000 respectively.

On March 30, 2004, we issued to Cornell a promissory note in the principal amount of $100,000. We received such funds from Cornell on April 1, 2004. This note had a term of 30 days and an interest rate per annum of 12% and was required to be repaid out of the net proceeds received by us pursuant to advances under the equity line of credit agreement. Pursuant to the note, we placed in escrow 5 advance notices for $20,000 each and shares of our common stock as required under the equity line agreement. The advance notices were released from escrow to us every 7 calendar days commencing on May 24, 2004. Upon the settlement of each advance notice, the shares were delivered to Cornell from escrow in accordance with the terms of the note and we applied the net proceeds of each advance (after deducting any fees owed to Cornell under the terms of the equity line agreement) to the outstanding balance of this note. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $6,000 and $2,500 respectively.

On May 4, 2004, we issued to Cornell a promissory note in the principal amount of $700,000. We received such funds from Cornell on May 7, 2004. This note had a term of 188 days, an interest rate per annum of 12% and was required to be repaid out of the net proceeds received by us pursuant to advances under the equity line of credit agreement. Pursuant to the note, we placed in escrow 14 advance notices for $50,000 each and shares of our common stock as required under the note. The advance notices were released from escrow every 7 calendar days commencing on September 6, 2004. Upon the settlement of each advance notice, the shares were delivered to Cornell from escrow in accordance with the terms of the note and we applied the net proceeds of each advance (after deducting any fees owed to Cornell under the terms of the equity line agreement) to the outstanding balance of this note. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $42,000 and $17,500 respectively.

On August 30, 2004, we issued to Cornell a promissory note in the principal amount of $350,000. We received such funds from Cornell on September 2, 2004. This note had a term of 196 days, an interest rate per annum of 12% and was required to be repaid out of the net proceeds received by us pursuant to advances under the equity line of credit agreement. Pursuant to the note, we placed in escrow 9 advance notices for $35,000 each and one advance notice for $53,928.77 and shares of our common stock as required under the note. The advance notices were released from escrow every 7 calendar days commencing on March 1, 2005. Upon the settlement of each advance notice, the shares were delivered to Cornell from escrow in accordance with the terms of the note and we applied the net proceeds of each advance (after deducting any fees owed to Cornell under the terms of the equity line agreement) to the outstanding balance of this note. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $21,000 and $8,750 respectively.

On January 20, 2005, we issued to Cornell a promissory note in the principal amount of $1,150,000. We received such funds from Cornell on January 27, 2005. To our knowledge, this note had a term of 90 days and an interest rate per annum of 12%. Pursuant to the note, we issued 9 advance notices every 7 calendar days commencing on October 10, 2005 for $25,000 each and two advance notices for $50,000 each for a total of $325,000. Upon the settlement of each advance notice, the shares were delivered to Cornell from escrow in accordance with the terms of the note and we applied the net proceeds of each advance (after deducting any fees owed to Cornell under the terms of the equity line agreement) to the outstanding balance of this note. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $86,250 and $2,500 respectively. The principal balance of $825,000 on this note plus accrued interest was converted into the Cornell Debentures on December 30, 2005.

On August 11, 2005, we issued to Cornell a promissory note in the principal amount of $200,000. We received such funds from Cornell on August 31, 2005. This note had a term of 90 days and an interest rate per annum of 12%. In connection with the issuance of this note, we paid commitment fees and structuring fees to Yorkville Advisors in the amounts of $12,000 and $5,000 respectively. Pursuant to the note, we also issued to Cornell a warrant to purchase 4,000,000 shares of our common stock for a period of 3 years at an exercise price per share equal to $0.03. The principal balance of this note plus accrued interest was converted into Cornell Debentures on December 30, 2005.

Although we were able to utilize the equity line of credit agreement with Cornell, we decided to issue promissory notes to Cornell because the issuance of the promissory notes was a more efficient way of funding our operations. The equity line agreement contained a maximum amount in which we could draw down and our cash needs at such time exceeded such amount. The promissory notes were repaid with shares of our Class A Common Stock pursuant to the terms of the equity line agreement.

Upon the termination of the equity line of credit on December 30, 2005 and in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, the outstanding principal balance of $1,025,000 and accrued interest still owed by us to Cornell from outstanding promissory notes previously issued to Cornell and not repaid were exchanged for and converted into $1,159,047 of Cornell Debentures with the same terms as described above. In addition, pursuant to the Securities Purchase Agreement, we issued two additional debentures for $600,000 each on December 30, 2005 and May 2, 2006. Accordingly, there is an aggregate principal balance of $2,359,047 under the Cornell Debentures, each issued on different dates pursuant to the terms and provisions of the Securities Purchase Agreement.

In determining that up to 1,474,404,375 shares of our Class A Common Stock are issuable upon conversion of the Cornell Debentures, we have also assumed that all of the interest that may accrue on the Cornell Debentures through December 31, 2007 accrues and is converted into shares of our Class A Common Stock. If, for example, the closing bid price at the relevant time of conversion is $0.01 per share, than no more than 304,257,637 shares of our Class A Common Stock will be issuable upon conversion of all of these debentures in the aggregate. Cornell intends to sell any shares issued to it upon conversion of the Cornell Debentures at the then prevailing market price.

Pursuant to the terms of the Convertible Debentures, we are obligated to issue shares of Class A Common Stock to Cornell upon conversion of the outstanding principal balance of the Cornell Debentures. Cornell may not beneficially own more than 4.9% of our outstanding Class A Common Stock at any time. Because Cornell can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect of the issuance or the total number of shares of Class A Common Stock that Cornell may receive upon conversion of the Cornell Debentures.

We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the Cornell Debentures, in part, because the conversion price of the Cornell Debentures will fluctuate based on prevailing market prices. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if we issued up to the maximum of 1,478,404,375 shares of Class A Common Stock to Cornell (i.e. the maximum number of shares being registered for conversion of the Cornell Debentures), these shares would represent approximately 91% of our outstanding Class A Common Stock upon issuance.

We are registering a total of 1,478,404,375 shares of Class A Common Stock for issuance upon conversion of the Cornell Debentures. The issuance of shares under the Cornell Debentures may result in a change of control as up to 1,478,404,375 shares of Class A Common Stock may be issued upon conversion of the Cornell Debentures. If all or a significant block of these shares are held by one or more stockholders acting together, then such stockholder or stockholders would have enough shares to assume control of our company by electing its or their own directors. This could happen, for example, if Cornell sold the shares purchased under the Cornell Debentures to the same purchaser.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with us

For each share of Class A Common Stock issued under the Cornell Debentures, Cornell Capital Partners will pay 90% of the lowest closing bid price on the Over-the-Counter Bulletin Board on which our Class A Common Stock is traded for the 30 days immediately following the notice date. Further, Cornell Capital Partners has retained 10% of the principal amount of each Cornell Debenture we issued. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing partner of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

Previously, we had outstanding loans from Cornell Capital Partners, L.P. in the aggregate amount of $100,000 which was evidenced by a convertible debenture. The convertible debenture was repaid in full as of September 15, 2004 in accordance with its terms. Additionally, in 2004, we issued five separate promissory notes payable to Cornell Capital Partners, LP totaling $1,350,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. We issued these promissory notes on the following dates in the following amounts: $100,000 on March 15, 2004; $100,000 on March 16, 2004; $100,000 on April 1, 2004; $700,000 on May 7, 2004; and $350,000 on September 2, 2004. As of December 31, 2005, $1,434,638 was repaid for principal and interest through the issuance of 44,973,692 shares of Class A common stock. The promissory notes were repaid in full as of May 16, 2005 in accordance with their terms.  These promissory notes were part of a series of notes issued by us to Cornell in connection with the equity line and these notes are distinguishable from the notes exchanged for the Cornell Debentures solely by the fact that these notes were repaid.

The table follows:
Selling Stockholder	Shares Beneficially Owned Before Offering	Shares to be Issued Upon Conversion of the Debentures and Warrants	Shares to be Sold in the Offering

Cornell Capital Partners, L.P.
Debentures	270,332,667(1)	1,474,404,375(3)	1,474,404,375(3)
Warrants	4,000,000(2)	4,000,000(2)	4,000,000(2)
Total	274,332,667	1,478,404,375	1,478,404,375

(1)
The shares of Class A Common Stock indicated are issuable upon the conversion of the Cornell Debentures at the conversion price described above based upon an assumed average closing bid price of $0.01.

(2)	The shares of Class A Common Stock issuable to Cornell upon exercise of the warrants issued to Cornell.
(3)	The maximum number of Class A Common Stock being registered pursuant to the terms of the Investor Registration Rights Agreement.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

—	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

—	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

—	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

—	an exchange distribution in accordance with the rules of the applicable exchange;

—	privately negotiated transactions;

—	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (the “SEC”);

—	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

—	a combination of any of these methods of sale; and

—	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

LEGAL PROCEEDINGS

We are subject to litigation from time to time arising from our normal course of operations. Currently, there are no open litigation matters relating to our products, product installations or technical services provided.

DIRECTORS AND EXECUTIVE OFFICERS

We have three directors and one principal officer. Listed below is certain information concerning individuals who currently serve as our directors and executive officers.

Name	Age	Position

Jerome R. Mahoney	45	Non-Executive Chairman of the Board of Directors

Mark Meller	46	President, Chief Executive Officer, Chief Financial Officer and Director

John C. Rudy	63	Director

Jerome R. Mahoney. Mr. Mahoney has been our Non-Executive Chairman of the Board of Directors since January 1, 2003. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, which was merged with iVoice, Inc. on May 21, 1999. Since May 21, 1999, Mr. Mahoney has served as President and CEO of iVoice, Inc., which was our parent before the spin-off in February 2004. Since August 2004, Mr. Mahoney has served as Non-Executive Chairman of the Board of Directors of Deep Field Technologies, Inc., iVoice Technology, Inc. and SpeechSwitch, Inc. Since December 2004, Mr. Mahoney has served as Non-Executive Chairman of the Board of Directors of MM2 Group, Inc. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

Mark Meller. Mr. Meller has been the President, Chief Financial Officer and Director since September 15, 2003, and was further appointed Chief Executive Officer on September 1, 2004. Since October 1, 2004, Mr. Meller has been the President, Chief Executive Officer, Chief Financial Officer and Director of Deep Field Technologies, Inc. Since December 15, 2004, Mr. Meller has been the President, Chief Executive Officer, Chief Financial Officer and Director of MM2 Group, Inc. Since August 29, 2005, Mr. Meller has been the President, Chief Executive Officer and Chief Financial Officer of iVoice Technology, Inc. Since 1988, Mr. Meller has been Chief Executive Officer of Bristol Townsend & Co., Inc., a New Jersey based consulting firm providing merger and acquisition advisory services to middle market companies. From 1986 to 1988, Mr. Meller was Vice President of Corporate Finance and General Counsel of Crown Capital Group, Inc., a New Jersey based consulting firm providing advisory services for middle market leveraged buy-outs (LBO’s). Prior to 1986, Mr. Meller was a financial consultant and practiced law in New York City. He is a member of the New York State Bar.

John C. Rudy. Mr. Rudy has been a Board member since June 9, 2005 and is the Chairman of The Audit Committee. Mr. Rudy’s financial and business operations career spans more than 35 years and covers a broad spectrum of industries. Since 1992, Mr. Rudy has been President of Beacon Consulting Associates, a firm of business consultants and accountants, with the objective of providing “big business” financial, marketing and business strategy skills to middle market businesses. From 1990 through 1992, he headed Coopers & Lybrand’s Turnaround Services practice for the New York Metropolitan area. Prior to that, he was a Principal in a leveraged buyout firm and served as Chief Financial Officer of Plymouth Lampston Stores Corporation, a chain of women’s ready-to-wear stores and a chain of hard goods variety stores. Mr. Rudy holds an MBA degree from Emory University in Atlanta, Georgia, and is a Certified Public Accountant in New York State.

There are no family relationships among the directors or executive officers.

There are no agreements or understandings for the officer or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person. As of the three months ended March 31, 2006, we have an audit committee in place and have one non-executive member of the Board of Directors and one independent member of the Board of Directors.

For the three months ended March 31, 2006, the Board held no meetings. In addition, the Board acted through written unanimous consent in lieu of a meeting on three occasions.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Jerome R. Mahoney (Chairman)	Class A Common Stock	181,035,324 (1)	54.8%
c/o Trey Resources, Inc.
5 Regent Street, Suite 520
Livingston, New Jersey 07039

Mark Meller (Chief Executive Officer)	Class A Common Stock	111,104,239 (2)	42.7%
c/o Trey Resources, Inc.
5 Regent Street, Suite 520
Livingston, New Jersey 07039

John C. Rudy (Director)	Class A Common Stock	--	0.0%
c/o Beacon Consulting Associates
245 Main Street, Suite 2N
Matawan, New Jersey 07747

Directors and executive officers as a group	Class A Common Stock	292,139,563	66.2%

____________________________
(1)
Includes (a) 162,696,522 shares of our Class A Common Stock issuable upon conversion of $748,404 due to related party accounts with Mr. Mahoney and (b) 17,763,802 shares of our Class A Common Stock issuable upon conversion of a promissory note assumed on February 11, 2004, and (c) 575,000 shares of our Class A Common Stock owned . These figures assume that shares of Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. The note balance of $81,713 includes principle and interest through June 30, 2006. Pursuant to such promissory note, Mr. Mahoney may, at any time, convert amounts owed to him for monies loaned thereunder and interest thereon into (i) one share of our Class B Common Stock for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A Common Stock since the first advance of funds under such note, or (iii) payment of the principal of the note, before any repayment of interest.

(2)
Includes (a) 110,529,239 shares of our Class A Common Stock issuable upon conversion of $508,435 due to related party accounts with Mr. Meller and (b) 575,000 shares of our Class A Common Stock owned. These figures assume that shares of Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. Pursuant to an agreement between us and Mr. Meller, Mr. Meller may, at any time, convert amounts owed to him for monies thereon into (i) one share of our Class B Common Stock for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A Common Stock since the first advance of funds under such amounts due.

DESCRIPTION OF SECURITIES

Pursuant to our certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, par value $0.00001 per share; 50,000,000 shares of Class B Common Stock, par value $.00001 per share; 20,000,000 shares of Class C Common Stock, par value $0.00001; and 1,000,000 shares of preferred stock, par value of $1.00 per share. Below is a description of our outstanding securities, including Class A Common Stock, Class B Common Stock, options, warrants and debt.

Class A Common Stock

Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of June 30, 2006, there are 685 record holders of Class A Common Stock, 150,314,216 shares issued and outstanding.

Class B Common Stock

Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. There are 50,000,000 shares authorized and 0 shares issued and outstanding as of June 30, 2006. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that we had ever issued our Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

Each holder of our Class C Common Stock is entitled to 1 vote for every 1,000 shares held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are 20,000,000 shares authorized and 0 shares issued and outstanding as of June 30, 2006. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

We filed an amendment to our certificate of incorporation, authorizing the issuance of 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of June 30, 2006, we have not issued any shares of Preferred Stock.

Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the General Corporation Law of the State of Delaware) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

•
whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

•
whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

•
the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Options and Warrants

During the year ended December 31, 2004, we adopted the Trey Resources, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”) to: (i) provide long-term incentives and rewards to employees, directors, independent contractors or agents of us and our subsidiaries; (ii) assist us in attracting and retaining employees, directors, independent contractors or agents with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such employees, directors, independent contractors or agents with those of our stockholders. The Board of Directors authorized the issuance of up to 2,400,000 shares of Class A Common Stock under the Stock Incentive Plan. The Board of Directors last amended this plan on May 18, 2006, to increase the authorized number of shares to 27,900,000 Class A Common Stock.

During the year ended December 31, 2004, we adopted the Trey Resources, Inc. 2004 Directors’ and Officers’ Stock Incentive Plan (the “Directors’ and Officers’ Plan”) is to (i) provide long-term incentives and rewards to our officers and directors of us and our subsidiaries; (ii) assist us in attracting and retaining officers and directors with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such officers and directors with those of our stockholders. The Board of Directors authorized the issuance of up to 2,400,000 shares of Class A Common Stock under the Directors’ and Officers’ Plan. In 2005 and 2006, the Board of Directors amended this plan to increase the authorized number of shares to 27,900,000 Class A Common Stock.

During 2004, we issued to Hawk Associates, Inc. options to purchase 75,000 Class A Common Stock at a price of $.07 per share. The options vest 60 days from issuance and expire ten years from the date of issue.

On July 15, 2005, we engaged the services of Thornhill Capital LLC to advise and assist us in mergers, acquisitions and in developing an effective business strategy to increase shareholder value. We issued warrants to purchase 3,000,000 shares of Class A common stock to Thornhill for services provided during the term of the agreement at an exercise price of $.015 per share. The warrants will have a seven-year maturity and have piggy back registration rights.

On August 31, 2005, we issued to Cornell Capital Partners a warrant to purchase 4,000,000 shares of Class A common stock at a price of $.03 per share as additional consideration for funding the $200,000 Secured Convertible Debenture of this same date. This warrant will expire on August 31, 2008. Pursuant to the terms of the Investor Registration Rights Agreement, we have agreed to register the shares issuable upon exercise of this warrant.

Debt

In January 2003, we entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into shares of our Class A Common Stock, at a price equal to either (a) an amount equal to 120% of the closing bid price for shares of Class A Common Stock on September 19, 2003, or (b) an amount equal to 80% of the average of the four lowest closing bid prices of our Class A Common Stock for the five (5) trading days immediately preceding the date of conversion. During the year ended December 31, 2003, a total of $140,000 in debenture proceeds had been received and at December 31, 2003 that amount was outstanding. During the year ended December 31, 2004, $125,000 of the debentures were repaid through the issuance of our stock. As of June 30, 2006, $15,000 in debenture obligations remains due and owing.

On January 27, 2003, we entered into an equity line of credit agreement. Under this agreement, we may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10,000,000. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding such fee. In addition, Cornell Capital Partners received, as additional compensation, 45,000 shares of Class A Common Stock on February 11, 2004. As of December 30, 2005, we have borrowed an aggregate of $1,759,638 on the equity line of credit to repay $1,675,000 of principal and $84,638 of interest on the Cornell promissory notes through the issuance of 77,532,790 shares of Class A Common Stock. On December 30, 2005, the equity line of credit agreement was terminated. At various times in 2004 and 2005, we borrowed an aggregate of $2,700,000 under various secured and unsecured promissory notes with Cornell Capital. Proceeds from borrowing under the Cornell equity line of credit were used to pay down $1,675,000 of principal and $84,638 of interest on these notes. As of December 31, 2005, the outstanding principal and accrued interest of $1,159,047 was transferred to a Secured Convertible Debenture due on December 30, 2007 with an interest of 7.5% per annum pursuant to a Securities Purchase Agreement entered into between us and Cornell.

Pursuant to the Spin-Off from iVoice, we assumed an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney in exchange for the assets we received pursuant to the Spin-Off of the Automatic Reminder business. This amount is related to funds loaned to iVoice and unrelated to our operations. We, for value received, promised to pay Mr. Mahoney the principal sum of $250,000 at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments are due annually. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of our Class B Common Stock, par value $0.00001, for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. At June 30, 2006, the principal on this note was $34,649 and accrued interest was $47,064.

Pursuant to the Spin-Off from iVoice, we assumed an outstanding obligation to Kevin Whalen of $74,000 for amounts due for unpaid salary from iVoice. This amount is related to services provided to iVoice and unrelated to our operations. However, because Mr. Whalen assisted in the preparation of the financial statements and footnotes related to the spin-off, we assumed this obligation to Kevin Whalen. A portion of the obligation is convertible into our Class A Common Stock calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of our Class A Common Stock for the five (5) business days immediately preceding the conversion date. As of March 31, 2006, Mr. Whalen has received $4,500 in cash and $20,000 in Class A Common Stock leaving a balance due of $49,500.

During the year ended December 31, 2005 and the three month period ended March 31, 2006, SWK Technologies, Inc. drew down $145,000 and $40,000, respectively, from its $250,000 line of credit with Fleet National Bank, a Bank of America company. The secured line of credit bears interest at prime plus 1% per annum, which can change with the fluctuations in the prime rate. Monthly payments of interest only in arrears shall be due and payable on the 4th of each month and these have been paid. Principal shall be due and payable on demand from Fleet National Bank. This line of credit is also fully guaranteed by us and the principal officers of SWK Technologies. As of June 30, 2006, the outstanding balance payable to Fleet was paid down to zero.

On December 30, 2005, we issued to Cornell two Secured Convertible Debentures for $1,159,047 and $600,000, respectively. On May 2, 2006, we also issued a third Secured Convertible Debenture for $600,000. All three debentures carry an interest rate of 7.5% per annum and are due on December 30, 2007 and May 2, 2008, respectively. The principal and accrued interest on the debentures are convertible into shares of Class A Common Stock at a price per share equal to 90% of the lowest closing bid price of our Class A Common Stock for the thirty trading days immediately preceding conversion.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Fidelity Transfer Company, 1800 SouthWest Temple, Suite 301, Salt Lake City, Utah 84115. Its telephone number is (801) 484-7222.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our Bylaws include an indemnification provision under which we have agreed to indemnify our directors and officers to the fullest extent permitted by applicable law from and against any and all claims of any type arising from or related to future acts or omissions as our director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

Authorized and unissued stock. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Some of the provisions of our certificate of incorporation and bylaws may have the effect of making the acquisition of control of us in a transaction not approved by our board of directors more difficult. Moreover, some of the provisions of the agreement providing for tax disaffiliation and other tax-related matters that we will enter into in connection with the registration could discourage potential acquisition proposals.

EXPERTS

Certain legal matters in connection with the shares of our Class A Common Stock offered for resale in this prospectus have been passed upon for us by Meritz & Muenz LLP, Washington, D.C.

Bagell, Josephs, Levine and Company, LLC has audited our consolidated financial statements as of December 31, 2005 and 2004, and for each of the years in the two-year period ended December 31, 2005, as set forth in its report, which appears herein.

DESCRIPTION OF BUSINESS

Our Background

Trey Resources, Inc. was incorporated as iVoice Acquisition 1, Inc. in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice, Inc., or iVoice. On April 24, 2003, we changed our corporate name from iVoice Acquisition 1, Inc. to Trey Industries, Inc. On September 5, 2003, we changed our corporate name to Trey Resources, Inc. On February 13, 2004, Trey Resources, Inc. became an independent public company when all the shares owned by iVoice, Inc. were distributed to the iVoice shareholders. In March 2004, Trey Resources, Inc. began trading on the OTC Bulletin Board under the symbol TYRIA.OB.

We initially owned iVoice’s Automatic Reminder software business. That software was sold in November 2004, and we are no longer engaged in the sale of Automatic Reminder software. During 2004, we consummated business combinations with two companies that are consultants and value added resellers of financial accounting software to small and medium sized businesses. One company is also the publisher of its own proprietary electronic data interchange (EDI) software.

In June 2004, our wholly-owned subsidiary, SWK Technologies, Inc., completed a merger with SWK, Inc. SWK, Inc. was a value added reseller and master developer for Sage Software’s MAS 90/200/500 financial accounting software, and was also the publisher of its own proprietary EDI software, “MAPADOC.” As a result of the merger, SWK, Inc.’s shareholders were issued, in exchange for all of the common stock of SWK, Inc., 2,750,000 restricted shares of our Class A Common Stock.

In November 2004, our wholly-owned subsidiary, BTSG Acquisition Corp. completed the acquisition of certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Sage Software’s BusinessWorks financial accounting software. As a result of the merger, Business Tech Solutions Group, Inc.’s shareholder was issued, in exchange for selected assets of Business Tech Solutions Group, Inc., 648,149 restricted shares of our Class A Common Stock.

On February 7, 2006, our wholly-owned subsidiary, SWK Technologies, entered into an Asset Purchase Agreement and an Employment Agreement with Jodi Katz to consummate the acquisition of Wolen Katz Associates. Wolen Katz is a value-added reseller of Sage Software’s category leading ABRA Human Resources Management Solution.

On May 31, 2006, our wholly-owned subsidiary, SWK Technologies completed the acquisition of AMP-Best Consulting, Inc. (“AMP-Best”). Pursuant to the Asset Purchase Agreement dated May 31, 2006, SWK acquired certain assets and assumed certain liabilities of AMP-Best in exchange for $60,000 in cash, a $380,000 five year unsecured promissory note and 6,000,000 restricted shares of our Class A Common Stock. AMP-Based was an information technology company and value added reseller for Sage Software’s MAS 90/200/500 financial accounting software.

Our Business

We are business consultants for small and medium sized businesses and value-added resellers and developers of financial accounting software. We also publish our own proprietary EDI software. We are a leader in marketing financial accounting solutions across a broad spectrum of industries focused on manufacturing and distribution. We specialize in software integration and deployment, programming, and training and technical support, aimed at improving the financial reporting and operational efficiencies of small and medium sized companies. The sale of our financial accounting software is concentrated in the northeastern United States, while our EDI software and programming services are sold to corporations nationwide.

We differentiate ourselves from traditional software resellers through our wide range of value-added services, consisting primarily of programming, training, technical support, and other consulting and professional services. We also provide software customization, data migration, business consulting, and implementation assistance for complex design environments. Our strategic focus is to respond to our customers’ requests for interoperability and provide solutions that address broad, enterprise-wide initiatives.

Our product sales are cyclical, and increase when the developer of a specific software product offers new versions, promotions or discontinues support of an older product.

As is common among software resellers, we purchase our products from our suppliers with a combination of cash and credit extended by the supplier. We do not carry significant inventory, and generally place an order with the supplier only after receiving a firm commitment from our customer. Except in unusual situations, we do not allow our customers to return merchandise and rarely offer extended payment terms to our customers.

Our Products

Substantially all of our initial sales of financial accounting solutions consist of prepackaged software and associated services to customers in the United States. Our sales are focused on three major product categories and associated value-added services.

Financial Accounting Software

For the year ended December 31, 2005, approximately 12% of our total revenue was generated from the resale of accounting software published by Sage Software, Inc. (Sage) for the financial accounting requirements of small and medium sized businesses focused on manufacturing and distribution, and the delivery of related services from the sales of these products, including installation, support and training. These product sales are primarily packaged software programs installed on a user workstation, on a local area network server, or in a hosted environment. The programs perform and support a wide variety of functions related to accounting, including financial reporting, accounts payable and accounts receivable, and inventory management.

We provide a variety of services along with our financial accounting software sales to assist our customers in maximizing the benefits from these software applications. These services include training, technical support, and professional services. We have seven employees who serve as class instructors and have formal, specific training in the topics they are teaching. We can also provide on-site training services that are highly tailored to meet the needs of a particular customer. Our instructors must pass annual subject-matter examinations required by Sage to retain their product-based teaching certifications.

We provide end-user technical support services through our support/help desk. A staff of four full-time product and technology consultants assist customers calling with questions about product features, functions, usability issues, and configurations. The support/help desk offers services in a variety of ways, including prepaid services, time and materials billed as utilized, and annual support contracts. Customers can communicate with the support/help desk through e-mail, telephone, and fax channels. Standard support/help desk services are offered during normal business hours five days per week.

Our professional services include project-focused offerings such as software customization, data migration, and small and medium sized business consulting. We have four project managers who provide professional services to our financial accounting customers.

Electronic Data Interchange (EDI) Software

We publish our own proprietary EDI software, “MAPADOC.” EDI can be used to automate existing processes, to rationalize procedures and reduce costs, and to improve the speed and quality of services. Because EDI necessarily involves business partners, it can be used as a catalyst for gaining efficiencies across organizational boundaries.

Our MAPADOC EDI solution is a fully integrated EDI solution that provides users of Sage Software’s market-leading MAS family of accounting software products with a feature rich product that is easy to use. MAPADOC provides the user with dramatically decreased data entry time, elimination of redundant steps, the lowering paper and postage costs, the reduction of time spent typing, signing, checking and approving documents and the ability to self-manage EDI and to provide a level of independence that saves time and money.

We market our MAPADOC solutions to our existing and new small and medium-sized business customers, and through a network of resellers. As of June 30, 2006, we have a sales team and five technical specialists involved in marketing and supporting sales of the MAPADOC product and associated services.

Warehouse Management Systems

We are resellers of the Warehouse Management System (WMS) software published by Radio Beacon, Inc. Radio Beacon Inc. develops warehouse management software for mid-market distributors. The primary purpose of a WMS is to control the movement and storage of materials within an operation and process the associated transactions. Directed picking, directed replenishment, and directed put away are the key to WMS. The detailed setup and processing within a WMS can vary significantly from one software vendor to another. However, the basic WMS will use a combination of item, location, quantity, unit of measure, and order information to determine where to stock, where to pick, and in what sequence to perform these operations.

The Radio Beacon™ warehouse management software improves accuracy and efficiency, streamlines materials handling, meets retail compliance requirements, and refines inventory control. Radio Beacon works as part of a complete operational solution by integrating seamlessly with RF hardware, accounting software, shipping systems and warehouse automation equipment.

We market the Radio Beacon solution to our existing and new medium-sized business customers. As of June 30, 2006, we have five salespeople and two technical specialists involved in marketing and supporting sales of the Radio Beacon product and associated services.

Network Services and Business Consulting

We provide network maintenance and service upgrades for our business clients. We are a Microsoft Solutions Provider. Our staff includes engineers who maintain certifications from Microsoft and Sage Software. They are Microsoft Certified Systems Engineers and Microsoft Certified Professionals, and they provide a host of services for our clients, including server implementation, support and assistance, operation and maintenance of large central systems, technical design of network infrastructure, technical troubleshooting for large scale problems, network and server security, and backup, archiving, and storage of data from servers. There are numerous competitors, both larger and smaller, nationally and locally, with whom we compete in this market.

We also provide, as consultants, the information technology (“IT”) audit required by Section 404 of the Sarbanes Oxley Act of 2002. Section 404 (SOX 404) requires CEOs, CFOs, and outside auditors to attest to the effectiveness of internal controls for financial reporting. To satisfy Section 404 requirements, CEO’s, CFO’s, and outside auditors must sign off on company’s internal controls. They need to know that the company can document its adherence to IT procedures and processes, and that IT processes supporting financial management systems are well controlled. Our qualified staff of certified network engineers and certified public accountants allows us to provide these audits to small and medium sized publicly-traded corporations. Our competition to render these services includes accounting firms and independent information technology consultants like ourselves.

Our Industry/Markets

Financial Accounting Software

In the financial accounting software market, we focus on providing enterprise solutions to small-and medium-sized businesses (“SMB”) with less than one hundred million dollars of annual revenue, primarily in the manufacturing and distribution industries. The SMB market is comprised of thousands of companies in the New York region alone.

While several local and regional competitors exist in the various geographic territories where we conduct business, we have a competitive advantage in terms of geographic reach, comprehensive training and support, and the provision of other products and services. We are one of the larger Sage resellers in the United States. While there are numerous national, regional, and local competitors that could be compared to us in scale, size, geographical reach, and target markets for the resale of Sage products, there is no one dominant competitor or dominant group of competitors with whom we compete for contracts or assignments on a regular basis. There are also numerous competitors who publish and/or resell competing product lines, such as Microsoft’s Great Plains and Solomon accounting software.

Electronic Data Interchange Software

We publish and sell through a network of software resellers our proprietary EDI software, MAPADOC. Electronic Data Interchange (EDI) is computer-to-computer communication of business documents between companies. It is a paperless way to send and receive Purchase Orders, Invoices, etc. EDI replaces human-readable documents with electronically coded documents. The sending computer creates the document and the receiving computer interprets the document. Implementation of EDI streamlines the process of exchanging standard business transactions. Companies save by eliminating people cost as well as the cost due to errors and double entry of data. The transmissions are accomplished by connecting to a mailbox via a modem or the internet. The most common mailbox is a Value Added Network’s (VAN) electronic mailbox. Each user, identified by a unique EDI ID, accesses his mailbox to send and receive all EDI transactions. To standardize the documents communicated between many companies, the Transportation Data Coordinating Committee, in 1975, published its first set of standards.

EDI standards are formats and protocols that trading partners agree to use when sending and receiving business documents. Around 1979, The American National Standards Institute (ANSI) designated an accredited standards committee for EDI. The standards continue to evolve to address the needs of the member companies. MAPADOC complies with all current standards. The market for EDI continues to expand as big box retailers, such as Wal-Mart, Target, and K-Mart, insist their vendors utilize EDI in their business transactions. There are numerous companies with whom we compete in the SMB EDI marketplace, including True Commerce and Kissinger Associates.

Warehouse Management Systems

We resell under a distributor agreement the Warehouse Management Solution (WMS) published by Radio Beacon, Inc. Radio Beacon Inc. develops warehouse management software for mid-market distributors. The primary purpose of a WMS is to control the movement and storage of materials within an operation and process the associated transactions. Directed picking, directed replenishment, and directed put away are the key to WMS. The detailed setup and processing within a WMS can vary significantly from one software vendor to another. However the basic WMS will use a combination of item, location, quantity, unit of measure, and order information to determine where to stock, where to pick, and in what sequence to perform these operations. The Radio Beacon™ warehouse management software improves accuracy and efficiency, streamlines materials handling, meets retail compliance requirements, and refines inventory control. Radio Beacon works as part of a complete operational solution by integrating seamlessly with RF hardware, accounting software, shipping systems and warehouse automation equipment. The WMS marketplace is extremely competitive. We compete against national, regional, and local resellers, some significantly larger than us.

Arrangements with Principal Suppliers

Our revenues are primarily derived from the resale of vendor software products and services. These resales are made pursuant to channel sales agreements whereby we are granted authority to purchase and resell the vendor products and services. Under these agreements, we either resell software directly to our customers or act as a sales agent for various vendors and receive commissions for our sales efforts.

We are required to enter into an annual Channel Partner Agreement with Sage Software, Inc. whereby Sage appoints us as a non-exclusive partner to market, distribute, and support MAS 90/200/500 software. This agreement authorizes us to sell these software products to certain customers in the United States. There are no clauses in this agreement that limit or restrict the services that we can offer to customers. We also operate a Sage Software Authorized Training Center Agreement, and also are party to a Master Developers Program License Agreement.

Customers

We market our products to private companies throughout the United States. In the year ended December 31, 2005 and the three months ended March 31, 2006, the revenues generated by our top ten customers represented approximately twenty five percent (25%) and thirty one percent (31%), of consolidated revenues, respectively, and no single customer accounted for ten percent (10%) or more of our consolidated revenues in either period.

Intellectual Property

We regard our technology and other proprietary rights as essential to our business. We rely on copyright, trade secret, confidentiality procedures, contract provisions, and trademark law to protect our technology and intellectual property. We have also entered into confidentiality agreements with our consultants and corporate partners and intend to control access to, and distribution of our products, documentation, and other proprietary information.

We own several trademarks registered with the U.S. Patent and Trademark Office, including “MAPADOC”. We have no patents or patent applications pending.

This prospectus contains trademarks and trade names of Trey Resources, Inc. and its affiliates as well as those of other companies. All trademarks and trade names appearing in this report are the property of their respective holders.

Employees

As of the date of this prospectus, we have approximately 38 full time employees and 3 part time employees located in one office in New Jersey, two offices in New York and one office in California. All but five of our current employees were formerly employees of the companies that we acquired. Approximately nine of our employees are engaged in sales and marketing activities and approximately twelve employees are engaged in service fulfillment.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these materials by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC also maintains a web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

This prospectus is part of a registration statement that we filed with the SEC. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

MANAGEMENT’S DISCUSSION AND ANALYSIS

This discussion and analysis of our financial condition and results of operations includes “forward-looking” statements that reflect our current views with respect to future events and financial performance. We use words such as we “expect,” “anticipate,” “believe,” and “intend” and similar expressions to identify forward-looking statements. You should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events and you should not rely unduly on these forward looking statements. We will not necessarily update the information in this discussion if any forward-looking statement later turns out to be inaccurate. Reference in the following discussion to “our”, “us” and “we” refer to the operations of Trey Resources, Inc. and its subsidiaries, except where the context otherwise indicates or requires.

This discussion and analysis of financial condition and results of operations should be read in conjunction with our Financial Statements included in this filing.

Going Concern

We have received a going concern opinion from our independent registered public accounting firm for the years ended December 31, 2005 and 2004. We have incurred substantial accumulated deficits and operating losses. These issues raise substantial doubt about our ability to continue as a going concern. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and on our ability to continue as a going concern.

Separation from iVoice

We were incorporated under the laws of the State of Delaware on October 3, 2002, as a wholly owned subsidiary of iVoice, Inc. We had no material assets or activities until the contribution of the Automatic Reminder software business which was transferred to us pursuant to our spin-off transaction from iVoice. Since the spin-off, which occurred on February 11, 2004, we have been an independent public company, with iVoice having no continuing ownership interest.

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows. The financial information included in this filing, however, is not necessarily indicative of what our results of operations or financial position would have been had we operated as an independent company during the comparative period presented, nor is it necessarily indicative of our future performance as an independent company.

Plan of Operation

Up until our acquisition of SWK, Inc. (“SWK”) on June 2, 2004, we were solely engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As a result of a spin-off, we were assigned the iVoice corporate assets, liabilities and expenses related to the Automatic Reminder software business. Our plan of operation pursuant to our spin-off from our former parent company was to market and sell the Automatic Reminder software product. With the acquisition of SWK and as part of our plan to expand into new markets, our Board of Directors has decided that we will focus on the business software and information technology consulting market, and is looking to acquire other companies in this industry. SWK Technologies, Inc., our wholly owned subsidiary and the surviving company from our acquisition and merger with SWK, Inc., is a New Jersey-based information technology company, value added reseller, and master developer of licensed accounting software published by Sage Software. SWK Technologies also publishes its own proprietary supply-chain software, the Electronic Data Interchange (EDI) solution “MAPADOC”. SWK Technologies sells services and products to various end users, manufacturers, wholesalers and distribution industry clients located throughout the United States.

On May 31, 2006, SWK Technologies, Inc. completed the acquisition of certain assets of AMP-Best Consulting, Inc. of Syracuse, New York. AMP-Best Consulting, Inc. is an information technology company and value added reseller of licensed accounting software published by Sage Software. AMP-Best Consulting, Inc. sells services and products to various end users, manufacturers, wholesalers and distribution industry clients located throughout the United States, with special emphasis on companies located in the upstate New York region.

Management is uncertain that it can generate sufficient cash to sustain its operations in the next twelve months, or beyond. It is unclear whether the acquisitions of SWK, Inc. and AMP-Best Consulting, Inc. will result in a reasonably successful operating business and can give no assurances that we will be able to generate sufficient revenues to be profitable, obtain adequate capital funding or continue as a going concern.

Results of Operations

Year ended December 31, 2005 compared to year ended December 31, 2004

Prior to our acquisition of SWK, Inc., on June 2, 2004, all of our reported revenues were derived from the license of our automatic reminder and call initiating software products which address a business or professional organization’s need to automatically confirm pre-set appointments or meetings with customers or clients. For the year ended December 31, 2004, we reported no revenue from the sale of our Automatic Reminder software and $1,703,281 of sales from SWK Technologies following the acquisition. Until February 11, 2004, the Automatic Reminder business had only operated as a division of iVoice, Inc. and had never operated on a stand-alone basis. The low sales volume of the Automatic Reminder business is attributable to the minimal resources made available by its former parent company for the sales and marketing of the automatic reminder and call initiating software products. Revenues for the fiscal year ended December 31, 2005, totaled $4,180,075 representing sales of SWK Technologies (“SWKT”) and Business Tech Solutions Group (“BTSG”). SWKT sales increased $1,826,659 over the prior year as the result of increased focus by management on marketing and sales across all their product lines, and as a result of having owned and operated SWKT over an entire year of operations. In addition, BTSG sales increased $650,135 over the prior year, primarily as the result of the acquisition of BTSG in the 4th quarter of 2004.

The gross profit for the year ended December 31, 2005 of $1,445,669 represent s both the gross profit of SWK and BTSG. As a percentage of sales, gross profit margin was 34.8% for the year period ending December 31, 2005. Gross profit for the year ended December 31, 2004 was $698,636 and 41.0% of sales. Total gross profit increased by $757,033 when compared to the prior year. Of this increase, gross profit increased by $617,309 on increases in SWKT product sales and the gross profit increased by $130,724 on the increased sales of BTSG as the result of the acquisition. Gross profit margin percentage decreased as the result of increases in certain fixed expenses which were increased in anticipation of higher sales activity, which failed to develop in a timely fashion.

Total operating expenses were $3,318,857 for the year ended December 31, 2005, an increase of $652,661 over the prior year ended December 31, 2004, which totaled $2,666,196. The increase in 2005, when compared to 2004, was the result of several factors. Selling and marketing expenses increased by $472,303 in 2005, primarily for salaries and benefits and for attendance at trade shows as management focused on growing the business. Of this increase, salaries, taxes and benefits increased by $304,918 to hire additional support staff to grow the business and to support the additional clients. Trade show expenses increased by $94,214 and marketing expense increased by $14,803 to support the growth strategy. We increased certain expenses associated with operating as a public company, such as insurance, investor relations, accounting, franchise taxes and other overhead by $379,206. SWKT had a net increase in general and administration expenses of $580,197 as the result of having a full year of expenses and the additional expense associated with the BTSG acquisition. These increases in 2005 were offset by approximately $965,000 of non-recurring charges to expenses in 2004 for the successful completion of the spin-off of the company from its former parent, and the reduction of approximately $210,000 in legal fees, consulting services, and printing and reproduction expenses incurred in 2004 for the spin-off of the new company. Depreciation expenses increased by $32,855 to reflect the full year depreciation of the equipment and leasehold improvements. At December 31, 2005, management impaired the goodwill by $361,100 based on the reduced repeat sales from the clients acquired at the acquisition.

Other expenses for the year ended December 31, 2005 were $545,456, an increase of $122,311 over the year ended December 31, 2004. The increase reflects the increase in debt conversion discounts of $170,848 on our convertible debentures and equity-line financing agreements, $82,005 on the financing costs on the convertible debentures and a $35,109 loss on the assignment of the Laser Energetics Class A Common Stock shares to iVoice, Inc. These amounts are offset by a gain on sales of the prior year’s non-operating losses to New Jersey for $191,497, a decrease of $35,443 in interest expense on the equity-line financing debt, related party loans, convertible debentures and trade leases, increases in interest income of $32,012 on the debentures receivable and interest earned on cash balances in the bank and other income of $10,000 from a settlement of a non-compete claim against a prior employee of SWK Technologies. In 2004, there was a net gain on sale of the patient reminder software of $100,000.

Net loss for the year ended December 31, 2005 was $2,408,644 as compared to net loss of $2,390,705 for the year ended December 31, 2004. The increase in net loss of $17,939 for the respective periods was a result of the factors discussed above.

Three months ended March 31, 2006 compared to three months ended March 31, 2005

Prior to our acquisition of SWK, Inc., on June 2, 2004, all of our reported revenues were derived from the license of our automatic reminder and call initiating software products which address a business or professional organization’s need to automatically confirm pre-set appointments or meetings with customers or clients. Until February 11, 2004, the Automatic Reminder business had only operated as a division of iVoice, Inc. and had never operated on a stand-alone basis. All rights, title, and interest to the Automatic Reminder software source code and product line was sold in November 2004 to a technology company for a $250,000 note and stock.

Revenues for the three month period ended March 31, 2006 were $1,338,934 as compared to sales of $1,009,414 for the three month period ending March 31, 2005, an increase of $329,520. These sales were all generated by our operating subsidiary, SWK Technologies (“SWKT”). SWKT sales increased as the result of increased focus by management on marketing and sales across all its product lines.

The gross profit for the three months ended March 31, 2006 of $516,391 represents the gross profit of SWKT. As a percentage of sales, gross margin was 38.6% for the three-month period ending March 31, 2006. Gross profit for the three months ended March 31, 2005 was $395,536, which was 39.2% of sales. Total gross profit increased by $120,855 when compared to the prior year. The mix of products being sold by us changes from time to time, such that the overall gross margin percentage decreased. Sales of the larger Sage Software products carries lower gross margin percentage as the relative discount percentage from the supplier decreases.

Total operating expenses were $768,938 for the three-month period ending March 31, 2006, an increase of $172,771 over the three-month period ending March 31, 2005, which totaled $596,167. The increase is primarily a result of SWKT increased selling and marketing expenses for salaries and benefits as management increased headcount necessary to increase sales and to support higher sales volumes.

Total other income (expense) for the three months ended March 31, 2006 were an expense of $39,003, a decrease of $278,654 in other expenses over the three-month period ending March 31, 2005. The decrease in other expenses primarily reflects a gain on revaluation of derivatives of $272,942, a gain of $12,067 on sales of securities available for sale, and a decrease in interest expense of $39,332 on outstanding convertible debentures, related party loans, and trade leases. These decreases were offset primarily by an increase of $125,595 in amortization of debt conversion discounts.

Net loss for the three-month period ending March 31, 2006 was $291,550 as compared to net loss of $518,288 for the three-month period ending March 31, 2005. The decrease in net loss of $226,738 for the respective periods was a result of the factors discussed above.

Liquidity and Capital Resources

We are currently seeking additional operating income opportunities through potential acquisitions or investments similar to the transaction with SWK, Inc. and the Business Tech Solutions Group. Such acquisitions or investments may consume cash reserves or require additional cash or equity. Our working capital and additional funding requirements will depend upon numerous factors, including: (i) strategic acquisitions or investments; (ii) an increase to current company personnel; (iii) the level of resources that we devote to sales and marketing capabilities; (iv) technological advances; and (v) the activities of competitors.

To date, we have incurred substantial losses, and will require financing for working capital to meet its operating obligations. While we have recently raised sufficient working capital to fund our operations for what we believe should be sufficient for the next 12 months, we will subsequently need to raise additional capital to fund our future operations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

In January, 2003, we entered into a subscription agreement with certain accredited investors to issue $250,000 in convertible debentures, with interest payable at 5% per annum. On March 31, 2003, we issued $40,000 in convertible debentures to four individual investors under the subscription agreement. On September 19, 2003, we issued $100,000 in convertible debentures to Cornell Capital Partners pursuant to the subscription agreement. The debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be paid in cash or redeemed at a twenty percent (20%) premium prior to April 2004. As of March 31, 2006, $15,000 remained due on the principal and $3,358 was due for accrued interest on these debentures.

On January 27, 2003, we entered into an Equity Line of Credit Agreement. Under this agreement, we may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10,000,000. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding such fee. In addition, Cornell Capital Partners received, as additional compensation, 45,000 shares of Class A Common Stock on February 11, 2004. As of December 30, 2005, we borrowed an aggregate of $1,759,638 through the issuance of 77,532,790 shares of Class A Common Stock and used the proceeds from these advances to repay principal and interest on outstanding promissory notes issued to Cornell Capital Partners. On December 30, 2005, the Equity Line of Credit was terminated.

At various times in 2004 and 2005, we borrowed an aggregate of $2,700,000 under various secured and unsecured promissory notes with Cornell Capital. Proceeds from borrowing under the Equity Line of Credit were used to pay down $1,675,000 of principal and $84,638 of interest on these notes. The remaining principal balance of $1,025,000 plus accrued interest under the outstanding promissory notes were converted into a Secured Convertible Debenture for the amount of $1,159,047 with interest at 7.5% per annum and a due date of December 30, 2007.

On December 30, 2005, we issued to Cornell two Secured Convertible Debentures for $1,159,047 and $600,000, respectively. On May 2, 2006, we also issued a third Secured Convertible Debenture for $600,000. All three debentures carry an interest rate of 7.5% per annum and are due on December 30, 2007 and May 2, 2008, respectively. The principal and accrued interest on the debentures are convertible into shares of Class A Common Stock at a price per share equal to 90% of the lowest closing bid price of our Class A Common Stock for the thirty trading days immediately preceding conversion.

Pursuant to the Spin-Off from iVoice, we assumed an aggregate of $324,000 in liabilities from iVoice and were assigned assets by iVoice having an aggregate book value of $9,000. We believe that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The aggregate balance of these obligations at March 31, 2006 was $149,061. The assumed obligations are described below.

We assumed an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney in exchange for the assets we received pursuant to the Spin-Off of the Automatic Reminder business. This amount is related to funds loaned to iVoice and unrelated to our operations. We promised to pay Mr. Mahoney, for value received, the principal sum of $250,000 at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments are due annually. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of our Class B Common Stock, par value $0.00001, for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. At March 31, 2006, the principle on this note was $53,451 and accrued interest was $46,110.

Mr. Mahoney agreed to forego receiving any shares he would have been entitled to receive in the Spin-Off by virtue of his ownership of either iVoice Class A or Class B Common Stock.

We assumed an outstanding obligation to Kevin Whalen of $74,000 for amounts due for unpaid salary from iVoice. This amount is related to services provided to iVoice and unrelated to our operations. However, because Mr. Whalen assisted in the preparation of the financial statements and footnotes related to the spin-off, we assumed this obligation to Kevin Whalen. A portion of the obligation is convertible into our Class A Common Stock calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of our Class A Common Stock for the five (5) business days immediately preceding the conversion date. As of March 31, 2006, Mr. Whalen has received $4,500 in cash and $20,000 in Class A Common Stock leaving a balance due of $49,500.

We have entered into employment contracts with our Non-Executive Chairman of the Board of Directors. As consideration, we agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to us in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by us) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney is also to be paid the sum of $350,000 as a result of the completion of the Spin-Off.

On September 15, 2003, we entered into an employment agreement with Mr. Meller. He will serve as our President, Chief Financial Officer and Director for a term of five years. Mr. Meller was subsequently also appointed Chief Executive Officer. As consideration, we agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to us in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by us) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller is also to be paid the sum of $350,000 as a result of the completion of the Spin-Off. In addition, Mr. Meller was awarded a cash bonus of $114,800.

Mr. Mahoney and Mr. Meller have agreed to defer the receipt of the $350,000 payments owed to each of them following the successful completion of the spin-off, and Mr. Meller has further agreed to defer the receipt of the $114,800 bonus payment granted him by our Board of Directors until we believe we have sufficient cash resources to fund these obligations. Mr. Mahoney and Mr. Meller may opt to receive payment of these obligations in the form of Class A Common Stock or Class B Common stock in lieu of cash if they so choose.

During the three month period ended March 31, 2006, SWK Technologies, Inc. drew down $40,000 from its $250,000 line of credit with Fleet National Bank, a Bank of America company. The secured line of credit bears interest at prime plus 1% per annum, which can change with the fluctuations in the prime rate. Monthly payments of interest only in arrears shall be due and payable on the 4th of each month and these have been paid. Principal shall be due and payable on demand from Fleet National Bank. This line of credit is also fully guaranteed by us and the principal officers of SWK. As of March 31, 2006, the outstanding balance payable to Fleet totaled $185,000. Subsequent to March 31, 2006, the loan was paid down to a zero balance.

Pursuant to the Asset Purchase Agreement dated May 31, 2006, between SWK, Technologies and AMP-Best Consulting, SWK issued a $380,000 unsecured five year promissory note with Crandall Melvin III with an interest rate of 7 ¾% and payable in equal monthly installments that commence 120 days from the closing date.

Year ended December 31, 2005 compared to year ended December 31, 2004

During the year ended December 31, 2005, we had a net increase in cash of $670,358, as compared to a net increase in cash of $342,087, for the year ended December 31, 2004. Our principal sources and uses of funds were as follows:

Cash used by operating activities. We used $746,433 in cash for operating activities in the year ended December 31, 2005, a decrease of $272,603 as compared to $1,019,036 in cash used for operating activities in the year ended December 31, 2004. The decrease in the current year is primarily the result of the cash received from increased sales. The expenses shown below the line of “Loss from Operations” on the Consolidated Statements of Operations are primarily the result of non-cash accounting entries that have no effect on the cash flow from operations. After removing the non-cash items from the cash flow from operations, we are left with the increases in accounts payable partially offsetting the cash loss from operations in the current year. In the prior year, we accrued a total of $1,278,450 to related parties which represented accrued salaries, expense reimbursements, interest on unpaid obligations, $114,800 bonus to Mr. Meller, and two one-time payments of $350,000 each to Mr. Mahoney and Mr. Meller, the cash payment of which has been deferred until such time as management believes it has sufficient resources to fund these obligations, although we may make payments against these obligations, with the consent of Messrs. Mahoney and Meller and at the direction of the Board of Directors, in the form of our Class A Common Stock and/or Class B Common Stock.

Cash provided by investing activities. For the year ended December 31, 2005, we used $435,539 in investing activities primarily for the investment of $328,695 in Voyager One, Inc. and $106,844 for the purchase of equipment and leasehold improvements related to the office relocation in May. Investing activities for the year ended December 31, 2004, were $23,501. Of this amount, $2,437 was received as a result of the acquisition of SWK, Inc, and Business Tech Solutions Group, and was offset by the purchase of equipment totaling $25,938. Subsequent to December 31, 2005, we have converted $17,500 of the principal on the Voyager One convertible debenture into 1,154,286 shares of Class A Common Stock of Voyager One, Inc. A portion of these shares were issued with restrictive legends which will prohibit us from selling these securities in the near future. The principal balance on the debenture after the conversion is $311,195 and the market value of the shares is approximately $52,000.

Cash provided by financing activities. Financing activities in the year ended December 31, 2005 provided a total of $1,852,330 in cash. This total primarily consisted of $1,741,195 in note payable proceeds representing advances from promissory notes and convertible debentures with Cornell Capital Partners and an additional borrowing of $145,000 from a secured line of credit with Bank of America. In addition, some of the new equipment purchases were financed by the supplier for a total of $27,344. Financing activities in the year ended December 31, 2004, provided a total of $1,384,624. This was primarily made up of $1,478,672 in notes payable proceeds representing advances from promissory notes with Cornell Capital Partners and $35,000 from the SWK working capital loans. New equipment leases added another $14,102.

Three months ended March 31, 2006 compared to three months ended March 31, 2005

During the three months ended March 31, 2006, we had a net decrease in cash of $675,055. Our principal sources and uses of funds were as follows:

Cash used by operating activities. We used $571,031 in cash for operating activities in the three months ended March 31, 2006, a increase of $250,144 in cash used in operations as compared to cash used for operating activities of $320,887 in the three months ended March 31, 2005. The increase is primarily the result of the increased accounts receivables on higher sales, payments of prior year franchise taxes and the cash payments on related party accounts.

Cash used by investing activities. Investing activities for the three months ended March 31, 2006 used $29,472 for the purchase and upgrade of computers and network equipment. For the three months ended March 31, 2005, we used $364,905. Of this amount, $36,210 was used for the purchase of equipment and $328,695 was used to purchase convertible debentures from Cornell Capital.

Cash provided by financing activities. Financing activities in the three months ended March 31, 2006 used a total of $74,552 in cash. This total primarily consisted of repayment of related party loans of $127,225 offset by $40,000 borrowing on the SWK line of credit with Bank of America. In addition, some of the new equipment purchases were financed by the supplier for a total of $19,261. Financing activities in the three months ended March 31, 2005 provided a total of $1,056,977 in cash. This total primarily consisted of $1,036,195 in note payable proceeds from promissory notes with Cornell Capital Partners and an additional borrowing of $20,000 from an unrelated party. In addition, new equipment purchases were financed by the supplier for a total of $27,344.

Impact of Recent Accounting Pronouncements

SFAS No. 131, “Disclosure About Segments of an Enterprise and Related Information” requires that a public company report financial and descriptive information about its reportable operating segments. It also requires that an enterprise report certain information about its products and services, the geographic areas in which they operate and their major customers. In determining the requirements of this pronouncement, Management believes that there is no materially reportable segment information with respect to our operations and does not provide any segment information regarding products and services, major customers, and the material countries in which we hold assets and reports revenue.

SFAS No. 145 -”Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. This Statement eliminates SFAS No. 4 and, thus, the exception to applying APB No. 30 to all gains and losses related to extinguishments of debt. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB No. 30. Applying the provisions of APB No. 30 will distinguish transactions that are part of an entity’s recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. We do not expect the adoption of SFAS No. 145 to have a material impact on its financial position or results of operations.

SFAS No. 146 -”Accounting for Costs Associated with Exit or Disposal Activities.” This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The principal difference between this Statement and EITF 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability was recognized at the date of an entity’s commitment to an exit plan. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. We do not expect the adoption of SFAS No. 146 to have a material impact on its financial position or results of operations.

SFAS No. 148, “Accounting for Stock Based Compensation-Transition and Disclosure.” This statement was issued to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002.

In January 2003, FASB Interpretation No. 46 (“FIN No. 46”),”Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51,” was issued. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. Currently, this standard has no effect on our financial statements.

During April 2003, the Financial Accounting Standards Board issued SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities.” The statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. Currently, this standard has not had a material effect on our financial statements.

In May 2003, the FASB issued “SFAS 150”, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” “SFAS 150” requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Currently, this standard has no effect on our financial statements.

In December 2003, the FASB issued Interpretation No. 46-R, “Consolidation of Variable Interest Entities” (“FIN 46-R”). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for us during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on our financial position, results of operations or cash flows.

In December 2003, the FASB issued a revision to SFAS No. 132 “Employers’ Disclosures about Pensions and Other Post retirement Benefits.” This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on us.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Principles of Consolidation. The accompanying condensed consolidated financial statements include the accounts of us and our wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

Line of Business. We are business consultants for small and medium sized businesses and are also value-added resellers and master developers of financial accounting software published by Sage Software. We also publish our own proprietary EDI software. We are a leader in financial accounting solutions across a broad spectrum of industries focused on manufacturing and distribution. We specialize in software integration and deployment, programming and training, and technical support, aimed at improving the financial reporting and operational efficiencies of small and medium sized companies. The sale of our financial accounting software is concentrated in the northeastern United States, while our EDI software and programming services are sold to corporations nationwide.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents. We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. We had cash equivalents at December 31, 2005 and 2004, and March 31, 2006, of $234,300, $0, and $236,617, respectively. The cash equivalents represent investments in Triple A credit rated money market funds that have 7 day auction rates competitive with current market conditions.

We maintain cash balances at a financial institution that are insured by the Federal Deposit Insurance Corporation up to $100,000. We had uninsured cash balances at December 31, 2005 and 2004 and March 31, 2006, of $855,474, $162,990 and $236,617, respectively.

Revenue recognition. With respect to the sale of software license fees, we recognize revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

With respect to customer support services, upon the completion of one year from the date of sale, we offer customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

Our revenues are primarily derived from the resale of software products and services. These resales are made pursuant to channel sales agreements whereby we are granted authority to purchase and resell vendor products and services. Under these agreements, we either resell software directly to our customers or act as a sales agent for various vendors and receive commissions for our sales efforts.

We are required to enter into an annual Channel Partner Agreement with Sage Software, Inc. whereby Sage appoints us as a non-exclusive partner to market, distribute, and support MAS 90/200/500 software. This agreement authorizes us to sell these software products to certain customers in the United States. There are no clauses in this agreement that limit or restrict the services that we can offer to customers. We also are a party to a Sage Software Authorized Training Center Agreement and also are a party to a Master Developers Program License Agreement.

We do not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software product or services when the product or services are shipped or provided. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also our policy not to provide customers the right to refund any portion of our license fees. We accept Visa and MasterCard as well as company checks.

Software Costs. Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards (“SFAS”) 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.” We have adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by us and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. We develop software for licensing to our customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 “Accounting Changes.”

We evaluate the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, we record a write-down to net realizable value on each product affected. Management’s ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management’s ability to successfully license our products to our customers. A change in one or more of these factors may influence management’s estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

Marketable Securities. We have evaluated our investment policies consistent with Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities (“FASB 115”), and determined that all of our investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in Stockholders’ Equity (Deficiency) under the caption Accumulated Comprehensive Income (Loss).

Concentration of Credit Risk. We place our cash in what we believe to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year. We have uninsured cash balances at December 31, 2005 and 2004 and March 31, 2006, of $855,474, $162,990 and $236,617, respectively.

For the year ended December 31, 2005 and the three months ended March 31, 2006, our top ten customers had approximately $1,000,000 and $400,000 in sales, respectively, and these represented 25% and 30% of our total sales for each period. Generally, we do not rely on any one specific customer for any significant portion of our revenue base.

Property and Equipment. Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

Financing Costs. Financing costs consist primarily of professional fees and various paid commissions relating to the issuance of our convertible debentures and equity credit lines. These costs are amortized over the life of the loan, or charged to equity, as incurred.

Income Taxes. We account for income taxes in accordance with Statements of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes and liabilities are computed annually for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Debt Issue Costs. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of our convertible debentures. Conversion costs are charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with Emerging Issues Task Force (EITF) Issue 98-5.

Fair Value of Financial Instruments. We estimate that the fair value of all financial instruments at December 31, 2005 and 2004 and March 31, 2006, as defined in FASB 107, does not differ materially from the aggregate carrying values of our financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined by us using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that we could realize in a current market exchange.

Long-Lived Assets. SFAS No. 142, “Goodwill and Other Intangible Assets” requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require. In accordance with the requirements of this pronouncement, we have assessed the value of the intangible assets reflected as goodwill on our books and have determined that future benefit for these assets exists. However, we have realized a decline in the value of the Goodwill as of March 31, 2006, and have recorded an impairment of $361,100.

Stock-Based Compensation. SFAS No. 123, “Accounting for Stock-Based Compensation” establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. For stock options, fair value is determined using an option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock and the expected dividends on it, and the risk-free interest rate over the expected life of the option. We have adopted this statement and recorded the option value as outlined above.

Earnings (Loss) Per Share. SFAS No. 128, “Earnings per Share” requires presentation of basic earnings per share (“basic EPS”) and diluted earnings per share (“diluted EPS”).

The computation of basic EPS is computed by dividing income (loss) available to common stockholders by weighted average number of common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise, or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from our net loss position.

The shares used in the computations are as follows:

	As of December 31,		As of March 31,
	2005	2004	2006	2005
Basic and Diluted EPS Purposes	67,696,946	11,320,556	119,358,391	44,144,614

The company had common stock equivalents of 7,075,000, 75,000 and 7,075,000 at December 31, 2005 and 2004 and March 31, 2006, respectively.

Comprehensive Income. SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of December 31, 2004, we have several items that represented comprehensive income, and thus, have included a statement of comprehensive income. As of March 31, 2006, we recaptured our unrealized loss on securities available for sale.

Off-Balance Sheet Arrangements

During fiscal 2005 and the three months ended March 31, 2006, we did not engage in any material off-balance sheet activities or have any relationships or arrangements with unconsolidated entities established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitment or intent to provide additional funding to any such entities.

DESCRIPTION OF PROPERTY

We do not own any real property for use in our operations or otherwise. On June 10, 2005, we consolidated our two New Jersey offices and moved into 6,986 square feet of space at 5 Regent Street, Livingston, NJ 07039 at a monthly rent of $7,423. In addition, we lease 1,090 square feet of space in Clifton, NJ at a monthly rent of $1,998. Effective March 15, 2005, we entered into a lease for 621 square feet of space at 900 Walt Whitman Road, Melville, NY 11747, at a monthly rent of $932. On October 30, 2005, we entered into a one-year lease for office space at 1902 Wright Place, Carlsbad, CA 92008, at a monthly rent of $567. On June 1, 2006, we entered into a two-year lease for office space at 6834 Buckley Road, Syracuse, NY 13212, at a monthly rent of $1,800. On June 1, 2006, we also assumed the lease on office space at 2448 Union Road, Cheektowaga, NY, at a monthly rent of $1,380. We use our facilities to house our corporate headquarters and operations and believe our facilities are suitable for such purpose. We also believe that our insurance coverage adequately covers our interest in our leased space. We have a good relationship with our landlords. We believe that these facilities will be adequate for the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2003, we issued an aggregate of $40,000 in convertible debentures to Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott. These debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the distribution or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder’s option. These convertible debentures have a term of two years with all accrued interest due and payable at the end of the term. On March 31, 2006, the balance on these debentures was $15,000.

On January 27, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the terms of the Equity Line of Credit, we drew down an aggregate of $1,759,638 through the issuance of 77,532,790 shares of Class A Common Stock and used the proceeds from these advances to repay principal and interest on outstanding promissory notes issued to Cornell Capital Partners in the aggregate principal amount of $2,700,000. For each share of Class A Common Stock issued under the Equity Line of Credit, Cornell Capital Partners paid 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board on which our Class A Common Stock were traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners retained 6% of each advance on the promissory notes. On December 30, 2005, the Equity Line of Credit was terminated.

At various times in 2004 and 2005, we borrowed an aggregate of $2,700,000 under various secured and unsecured promissory notes with Cornell Capital. Proceeds from borrowing under the Equity Line of Credit were used to pay down $1,675,000 of principal and $84,638 of interest on these notes. On December 30, 2005, the remaining principal balance of $1,025,000 plus accrued interest under the outstanding promissory notes were converted into a Secured Convertible Debenture for the amount of $1,159,047 with interest at 7.5% per annum and a due date of December 30, 2007. In addition, we sold two additional debentures for $600,000 each on December 30, 2005 and May 2, 2006, at the same interest rate indicated above and due December 30, 2007 and May 2, 2008, respectively. The effectiveness of the sale of the shares under these Secured Convertible Debentures is conditioned upon us registering the shares of Class A Common Stock with the SEC. The costs associated with this registration statement will be borne by us. Other than the Cornell Debentures, no other financing agreement is currently available to us. The Equity Line of Credit Agreement and Cornell Debentures do not involve affiliated persons, natural, or corporate.

Upon the effective date of the registration statement relating to the Spin-Off, we assumed an aggregate of $324,000 in liabilities from iVoice and iVoice assigned to our assets having an aggregate book value of $9,000. We believe that the fair value of these assets may be greater than the book value, although we have not undertaken an appraisal. The assumed obligations are described below.

In connection with the assumption of assets and liabilities by us from iVoice, we assumed from iVoice immediately prior to the effectiveness of the registration statement relating to the Spin-Off $250,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt is subject to a promissory note having substantially the same terms as the note from iVoice to Mr. Mahoney. We, upon the effectiveness of the registration statement relating to the Spin-Off, issued a promissory note in the amount of $250,000 payable to Mr. Mahoney at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Mr. Mahoney may, at his sole discretion, convert the $250,000 note (including accrued interest) into our Class B Common Stock at the rate of one dollar per share. Our Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 50% of the lowest price that we issue shares of Class A Common Stock subsequent to the date of the note.

Mr. Mahoney did forego receipt of our Class A Common Stock that he otherwise would have been eligible to receive from the Spin-Off by virtue of his ownership of iVoice’s Class B Common Stock.

In January and September 2003, we entered into two separate employment agreements with Mr. Mahoney our Chairman of the Board and Mr. Meller our President. The agreements call for annual compensation of $180,000 per annum, and the usual and customary perquisites and benefits valued at approximately $25,000. The agreements also provide for a bonus of $350,000 per employment agreement to be paid upon successful completion of the Spin-Off. We believe that the compensation provided to each of Mr. Mahoney and Mr. Meller are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

In February 2003, we entered into an administrative services agreement with iVoice. Pursuant to that agreement, iVoice will provide us with physical premises, clerical and support staff, and administrative services, as defined in the agreement, for a period of approximately two years. For these services we will pay iVoice $95,000 during the initial year of the term, $95,000 during the second year of the term, and $95,000 during the third year of the term, if extended. The annual fee we will pay iVoice for these services is smaller than what we would incur if we had to outsource these services. On May 16, 2005, we terminated our administrative services agreement with iVoice and iVoice agreed to accept the assignment of 10 million shares of Laser Energetics Class A Common Stock as settlement of all administrative fees owed by us. The value of the exchanged securities was determined to be $64,891.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market

Our Class A Common Stock, $0.00001 par value, is traded in the OTC Bulletin Board under the symbol “TYRIA.” The following table shows the high and low closing prices for the periods indicated.

	High	Low
2004
First Quarter	$0.900	$0.120
Second Quarter	$0.320	$0.060
Third Quarter	$0.180	$0.044
Fourth Quarter	$0.080	$0.022

2005
First Quarter	$0.046	$0.023
Second Quarter	$0.027	$0.011
Third Quarter	$0.043	$0.016
Fourth Quarter	$0.019	$0.00963

2006
First Quarter	$0.01488	$0.0080
Second Quarter	$0.0200	$0.0090

As of June 30, 2006, the number of record holders of our common shares was approximately 685.

Dividends

To date, we have never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

EXECUTIVE COMPENSATION

The following table summarizes the compensation earned by or paid to the Named Executive Officers for services rendered in all capacities during the fiscal years ended

Name and Position(s)	Year	Salary($)	Bonus(2)	Other Annual Compensation	Restricted Stock	Securities Underlying Options	All Other Compensation

Jerome R. Mahoney	2005	$217,800	$0	$0	$0	$0	$0
Non-Executive Chairman of the	2004	$181,583	$350,000	$0	$0	$0	$0
Board Of Directors	2003	$180,000	$0	$0	$0	$0	$0

Mark Meller (1)	2005	$203,775	$0	$0	$0	$0	$0
President, Chief Executive Officer,	2004	$279,617	$464,800	$0	$0	$0	$0
Chief Financial Officer and Director	2003	$0	$0	$0	$0	$0	$0

John C. Rudy	2005	$7,385	$0	$0	$0	$0	$0
Director

(1)
Mr. Meller has been serving as our President, Chief Financial Officer and Director since September 15, 2003. Mr. Meller did not draw a salary in 2003. In 2004, Mr. Meller received, pursuant to his employment agreement, a retro-active salary adjustment back to August 1, 2003 in the amount of $147,534. In addition, the Board of Directors declared a cash bonus for Mr. Meller’s benefit in the amount of $114,800.

(2)	Mr. Mahoney and Mr. Meller both received a one-time payment of $350,000 upon the successful completion of the spin-off from our former parent company, iVoice Inc.

Director Compensation

Effective May 20, 2005, Mr. Rudy received $3,000 per quarter in cash and/or our stock for his services. Prior to this date, we did not have any arrangements to provide compensation to our outside directors. During the fiscal years ended December 31, 2004 and 2003, we did not compensate any of our outside directors.

Employment Agreements

We have entered into employment contracts with our Non-Executive Chairman of the Board of Directors. As consideration, we agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to us in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by us) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney shall also be paid the sum of $350,000 upon the completion of the Spin-Off.

On September 15, 2003, we entered into an employment agreement with Mr. Meller. He will serve as our President and Chief Financial Officer for a term of five years. As consideration, we agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to us in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by us) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller shall also be paid the sum of $350,000 upon the completion of the Spin-Off, and compensation retroactive to August 1, 2003, at the annual rate dictated by the terms of the employment agreement, as a result of us acquiring SWK, Inc. on June 2, 2004. This retroactive compensation is equal to $147,534. In addition, Mr. Meller was awarded a cash bonus of $114,800. The bonus has been accrued, but has not as yet been paid.

Mr. Mahoney and Mr. Meller have agreed to defer cash payment of any monies due and owing them representing fixed compensation, which have been accrued on our balance sheet, and the one-time payment in connection with the spin-off, until such time as the Board of Directors determines that we have sufficient capital and liquidity to make such cash payments. Alternatively, Mr. Mahoney and Mr. Meller have further agreed, however, to accept payment or partial payment, from time to time, as determined in the sole discretion of the Board of Directors in the form of cash, our Class A Common Stock and/or our Class B Common Stock.

TREY RESOURCES, INC.

INDEX TO FINANCIAL STATEMENTS

Bagell, Josephs, Levine & Company, LLC
200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
Tel: 856.346.2628 Fax: 856.346.2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS’ OF TREY RESOURCES, INC.
Livingston, New Jersey

We have audited the accompanying consolidated balance sheet of Trey Resources, Inc. and Subsidiaries as of December 31, 2005 and December 31, 2004, and the related consolidated statements of operations, stockholders’ equity (deficiency), accumulated other comprehensive income (loss) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trey Resources, Inc. and Subsidiaries as of December 31, 2005 and December 31, 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for December 31, 2005 and December 31, 2004 have been prepared assuming the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has incurred substantial accumulated deficits and operating losses. These issues lead to substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Bagell, Josephs, Levine & Company, LLC

Bagell, Josephs, Levine & Company, LLC

Gibbsboro, New Jersey
March 27, 2005

TREY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

ASSETS

	December 31,
	2005	2004

CURENT ASSETS
Cash and cash equivalents	$1,016,993	$346,635
Securities available for sale	-	50,000
Convertible debentures receivable, net of allowance for doubtful accounts of $259,699 and $252,199	343,914	-
Accounts receivable, net of allowance for doubtful accounts of $30,300 and $30,300	401,027	273,086
Inventory	45,617	-
Prepaid expenses and other current assets	138,467	37,751
Total current assets	1,946,018	707,472

PROPERTY AND EQUIPMENT, net	157,016	92,834

OTHER ASSETS
Goodwill, net	700,940	1,062,040
Deposits and other assets	36,818	40,474
Total other assets	737,758	1,102,514
TOTAL ASSETS	$2,840,792	$1,902,820

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY)

	December 31,
	2005	2004
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,043,679	$632,591
Due to related parties	1,302,715	1,388,064
Current portion of obligations under capital leases	32,222	17,223
Convertible debentures payable	15,000	17,469
Line of credit	145,000	-
Notes payable	-	703,357
Notes payable to related parties	284,048	314,417
Deferred revenue	23,754	12,099
Total current liabilities	2,846,418	3,085,220

LONG TERM DEBT
Convertible debentures payable, net of discounts	57,017	-
Derivative liability	1,702,030	-
Obligations under capital leases, net of current portion	8,328	19,131

Total liabilities	4,613,793	3,104,351

COMMITMENTS AND CONTINGENCIES - Note 8	-	-

STOCKHOLDERS’ (DEFICIENCY)
Preferred stock, $1.00 par value; authorized 1,000,000 shares; no shares issued and outstanding
Common stock, Class A:
2005 - par value $.00001; Authorized 10,000,000,000; 114,950,388 shares issued and outstanding
2004 - par value $.00001; Authorized 10,000,000,000; 29,645,284 shares issued, 28,719,358 shares outstanding	1,149	287
Common stock B - par value $.00001; authorized 50,000,000 shares; no shares issued and outstanding	-	-
Common stock Class C - par value $.00001; authorized 20,000,000 shares; no shares issued and outstanding	-	-
Additional paid in capital	3,541,929	1,916,320
Additional paid in capital - warrants	165,953	5,250
Accumulated comprehensive loss	-	(50,000)
Accumulated deficit	(5,482,032)	(3,073,388)

Total stockholders’ (deficiency)	(1,773,001)	(1,201,531)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$2,840,792	$1,902,820

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	For the Years Ended December 31,
	2005	2004
SALES, net	$4,180,075	$1,703,281

COST OF SALES	2,724,406	1,004,645

GROSS PROFIT (LOSS)	1,455,669	698,636

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Selling expenses	736,038	263,735
General and administrative expenses	2,172,942	2,386,539
Depreciation and amortization	48,777	15,922
Impairment of goodwill	361,100	-

Total selling, general and administrative expenses	3,318,857	2,666,196

LOSS FROM CONTINUING OPERATIONS	(1,863,188)	(1,967,560)

OTHER INCOME (EXPENSE)
Sale of assets, net of provision for bad debt	-	100,000
Sale of operating losses	191,497	-
Other income, net`	3,602	-
Amortization of discounts on debt conversion	(326,093)	(155,245)
Write off of financing costs	(284,255)	(202,250)
Interest expense	(130,207)	(165,650)
Total other expense	(545,456)	(423,145)

LOSS BEFORE INCOME TAXES	(2,408,644)	(2,390,705)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(2,408,644)	$(2,390,705)

NET LOSS PER COMMON SHARE
Basic	$(.04)	$(.21)
Diluted	$(.04)	$(.21)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	67,696,946	11,320,556
Diluted	67,696,946	11,320,556

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock Class A		Additional Paid in	Net Investment	Additional Paid in Capital	Accumulated Comprehensive	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	iVoice, Inc.	Warrants	Loss	Deficit	(Deficiency)

Balance at January 1, 2004	100	$1	$35,099	$135,187	$-	$-	$(500,620)	$(330,333)
30,000:1 stock split and spin off from iVoice, Inc	2,907,248	28	(28)	(135,187)	-	-	(182,063)	(317,250)
Issuance of stock on equity line conversion	15,127,179	152	846,182	-	-	-	-	846,334
Issuance of stock on accrued salary conversion	2,400,000	24	122,376	-	-	-	-	122,400
Issuance of stock on debenture conversion	2,444,177	24	162,649	-	-	-	-	162,673
Issuance of stock on debt conversion	212,766	2	9,998	-	-	-	-	10,000
Issuance of stock for acquisitions	3,398,149	34	584,966	-	-	-	-	585,000
Issuance of stock for compensation and services	2,239,815	22	155,078	-	-	-	-	155,100
Stock options and warrants granted	-	-	-	-	5,250	-	-	5,250
Cancellation of certificates	(10,076)	-	-	-	-	-	-	-
Net loss for the year ended December 31, 2004	-	-	-	-	-	(50,000)	(2,390,705)	(2,440,705)
Balance at December 31, 2004	28,719,358	$287	$1,916,320	$-	$5,250	$(50,000)	(3,073,388)	(1,201,531)

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY) (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock Class A		Additional Paid in	Net Investment	Additional Paid in Capital	Accumulated Comprehensive	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	iVoice, Inc.	Warrants	Loss	Deficit	(Deficiency)
Balance at January 1, 2004	28,719,358	$287	$1,916,320	$-	$5,250	$(50,000)	$(3,073,388)	$(1,201,531)
Issuance of warrants for services provided	-	-	-	-	160,703	-	-	160,703
Issuance of stock on equity line conversion	58,115,498	581	943,195	-	-	-	-	943,776
Issuance of stock on interest conversion	4,290,113	43	84,696	-	-	-	-	84,739
Issuance of stock on accrued salary conversion	11,662,792	116	317,786	-	-	-	-	317,902
Issuance of stock on debt conversion	2,494,016	25	76,687	-	-	-	-	76,712
Issuance of stock for compensation and services	9,668,611	97	203,245	-	-	-	-	203,342
Net loss for the year ended December 31, 2005	-	-	-	-	-	50,000	(2,408,644)	(2,358,644)
Balance at December 31, 2005	114,950,388	$1,149	$3,541,929	$-	$165,953	$-	$(5,482,032)	$(1,773,001)

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Comprehensive Income (Loss)
Balance at January 1, 2004	$-
Unrealized loss on securities available for sale	(50,000)
Balance at December 31, 2004	(50,000)
Recapture unrealized loss on securities available for sale	50,000
Balance at December 31, 2005	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	For the Years Ended December 31,
	2005	2004
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(2,408,644)	$(2,390,705)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss on conversion of securities available for sale	35,109	-
Depreciation	42,662	13,820
Amortization of other intangibles	6,115	2,102
Amortization of software licenses	-	9,000
Amortization of debt conversion discounts	326,093	155,245
Impairment of goodwill	361,100	-
Common stock issued for compensation and services	203,342	155,100
Common stock issued for debt conversion	25,636	-
Common stock issued for interest charges	80,614	9,162
Equity recorded for stock options granted	160,703	5,250
Deferred interest income on convertible debentures	(15,219)	-
Accrued interest expense converted to debt	9,398	-
Write off debt issue costs	208,805	55,000
Net change in other comprehensive loss	-	(50,000)
Net realized gain from sale of automatic reminder software	-	(50,000)
Changes in certain assets and liabilities:
Accounts receivable	(127,941)	(185,488)
Inventory	(45,617)	-
Prepaid and other assets	(103,175)	(44,476)
Accounts payable and accrued expenses	387,603	12,514
Deferred revenue	11,655	5,990
Related party accounts for accrued compensation	95,328	1,278,450
Total cash used in operating activities	(746,433)	(1,019,036)

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	For the Years Ended December 31,
	2005	2004
CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property and equipment	$(106,844)	$(25,938)
Purchase of convertible debentures	(328,695)	-
Business acquisition, net of cash received	-	2,437

Total cash used in investing activities	(435,539)	(23,501)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans	-	21,017
Repayments of related party loans	(9,352)	(5,187)
Proceeds from notes payable	1,886,195	1,513,672
Repayment of notes payable	(28,709)	(152,410)
Proceeds from capital leases payable	27,344	14,102
Repayment of capital leases payable	(23,148)	(6,570)

Total cash provided by financing activities	1,852,330	1,384,624

CASH FLOWS FROM FINANCING ACTIVITIES	670,358	342,087

CASH AND EQUIVALENTS - Beginning of year	346,635	4,548

CASH AND EQUIVALENTS - END OF YEAR	$1,016,993	$346,635

CASH PAID DURING THE YEAR FOR:
Interest expense	$13,427	$9,413
Income taxes	$-	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

For the Year Ended December 31, 2005

During the year ended December 31, 2005, the Company:

a)
Issued 62,405,611 shares of Class A common stock with a total value of $1,028,515 for repayment of principal and interest on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP.

b)	Issued 11,662,792 shares of Class A common stock with a value of $317,902 for repayment of accrued salaries for two officers of the Company.

c)	Issued 9,668,611 shares of Class A common stock with a value of $203,342 for compensation and bonuses to SWK employees and investor relations services.

d)	Issued 2,494,016 shares of Class A common stock with a value of $76,712 to a previous officer of iVoice, Inc. per the spin-off agreement and settlement of deferred payment of legal fees.

e)	Issued warrants to purchase 7,000,000 shares of Class A common stock with a value of $160,703 for commitment and structuring fees for the equity line financing and professional consulting services.

f)
On May 16, 2005, the 10 million shares of Laser Energetics Class A Common Stock were assigned to iVoice, Inc. as settlement of all Administrative Fees owed by the Company to iVoice. The value of the exchanged securities was determined to be $64,891.

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES (Continued)

For the Year Ended December 31, 2004

During the year ended December 31, 2004, the Company:

a)
Issued 15,127,179 shares of Class A common stock with a total value of $846,334 for repayment of principal and interest on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP.

b)	Issued 3,398,149 shares of Class A common stock with a total value of $585,000 for the acquisition of SWK, Inc and the client list of Business Tech Solutions, Inc.

c)	Issued 2,444,177 shares of Class A common stock with a total value of $162,673 for the repayment of convertible debentures with Cornell Capital Partners, LP and four other unrelated parties.

d)	Issued 2,400,000 shares of Class A common stock with a value of $122,400 for repayment of accrued salaries for two officers of the Company.

f)
Issued 2,239,815 shares of Class A common stock with a value of $155,100 for compensation and bonuses to SWK employees, commitment and structuring fees for the equity line financing and other services.

g)	Issued 212,766 shares of Class A common stock with a value of $10,000 to a previous officer of iVoice, Inc. per the spin-off agreement.

h)	Granted 75,000 options for shares of Class A common stock for investor relations services. The accompanying notes are an integral part of these consolidated financial statements. F-12

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of business

Trey Resources, Inc. (the “Company”), was incorporated in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice Inc. On February 11, 2004, the Company was spun off from iVoice, Inc. and is now an independent publicly traded company.

The spin-off transaction was accomplished by the distribution of certain intellectual property, representing the software codes of the Automatic Reminder, and certain accrued liabilities and related party debt into a wholly-owned subsidiary of iVoice., Trey Resources, Inc. (“Trey”, formerly known as iVoice Acquisition 1, Inc. and Trey Industries, Inc.) and subsequently distributed on a pro-rata basis to iVoice shareholders in the form of a taxable dividend.

Up until its acquisition of SWK, Inc. on June 2, 2004, the Company was engaged in the design, manufacture, and marketing of specialized telecommunication equipment. With the acquisition of SWK and as part of its plan to expand into new markets, Trey is focusing on the business software and information technology consulting market, and is looking to acquire other companies in this industry. SWK Technologies, Inc., (“SWK”) the surviving entity in the merger and acquisition of SWK, Inc., is a New Jersey-based information technology company, value added reseller, and master developer of licensed accounting software. The Company also publishes its own proprietary supply-chain software, “MAPADOC.” The Company sells services and products to various end users, manufacturers, wholesalers and distributor industry clients located throughout the United States.

Certain intellectual property, representing the software codes of the Automatic Reminder, was sold in November 2004 to Laser Energetics, Inc. (LEI), a New Jersey based technology company. The Company received 10 million shares of Laser Energetics Class A Common Stock and was further issued a convertible debenture by Laser Energetics, Inc. in the amount of $250,000. The debenture, which bears interest at the rate of 3% per annum, has a five year term, and is convertible into shares of LEI Class A Common Stock at a rate equal to fifty percent (50%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debenture is convertible at the holder’s option. On May 16, 2005, the 10 million shares of Laser Energetics Class A Common Stock were assigned to iVoice, Inc. as settlement of all Administrative Fees owed by the Company to iVoice. As of December 30, 2005, the Company has determined that the value of the debenture was significantly impaired and the entire debenture, including the accrued interest income for 2004 and 2005, were written down to zero as a provision for doubtful accounts.

The Company is publicly traded and is currently traded on the Over The Counter Bulletin Board (“OTCBB”) under the symbol “TYRIA.”

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Trey Resources, Inc. (the “Company” or “Trey”) and its wholly owned subsidiaries, SWK Technologies, Inc. and BTSG Acquisition Corp. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for financial information and with the instructions to Form 10-QSB and Regulation S-B.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 1 -DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (Continued)

On June 2, 2004, the Company completed its acquisition of SWK, Inc through a merger into its wholly owned subsidiary SWK Technologies, Inc. (“SWKT”). As such, the consolidated statement of operations for the years ending December 31, 2005 and 2004, include the operations of SWKT from June 2, 2004 (the date of acquisition).

On November 11, 2004, Trey Resources’ wholly-owned subsidiary, BTSG Acquisition Corp. acquired certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Sage Software’s BusinessWorks financial accounting software. As a result of the acquisition, Business Tech Solutions Group, Inc.’s shareholder was issued, in exchange for certain assets of Business Tech Solutions Group, Inc., 648,149 restricted shares of Trey Resources’ Class A Common Stock.

On March 1, 2005, Trey Resources’ wholly-owned subsidiary, SWK Technologies, Inc., executed an employment agreement with Mr. Andrew Rudin of Business Consulting Solutions LLC (“BCS”), whereby Mr. Rudin was to be paid a commission in cash and stock of Trey Resources in the event he was successful in arranging for the clients of BCS to transfer over to SWKT. On March 25, 2005, this employment agreement was amended that made the commission payable to Mr. Rudin contingent upon the retention of the clients transferred from BCS through March 1, 2007 and payable over a thirty-six month period from the employment agreement’s commencement date. Following the successful transfer of BCS clients to SWKT, SWKT will assume responsibility for maintenance and support of the BCS clients.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company transactions and accounts have been eliminated in consolidation.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenues from consulting and support services as the services are performed. Hardware and software revenues are recognized when the product is shipped to the customer. Commissions are recognized when payments are received, since the Company has no obligation to perform any future services.

Advertising Costs

Advertising costs are expensed as incurred and are included in selling expenses. For the years ended December 31, 2005 and 2004, advertising expense amounted to $6,833 and $257, respectively.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company had cash equivalents at December 31, 2005 and 2004 of $234,300 and $0, respectively. The cash equivalents represent investments in Triple A credit rated money market funds that have 7 day auction rates competitive with current market conditions.

The Company maintains cash balances at a financial institution that are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has uninsured cash balances at December 31, 2005 and 2004 of $855,474 and $162,990, respectively.

Marketable Securities

The Company has evaluated its investment policies consistent with Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities (“FASB 115”), and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in Stockholders’ Equity (Deficiency) under the caption Accumulated Comprehensive Income (Loss).

Concentration of Credit Risk

The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year. The Company has uninsured cash balances at December 31, 2005 and 2004 of $855,474 and $162,990, respectively.

For the year ended December 31, 2005, our top ten customers had approximately $1,000,000 in sales and these represented 25% of our total sales for the period. Generally, we do not rely on any one specific customer for any significant portion of our revenue base.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

Software License Cost

Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems patented by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards (“SFAS”) 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed”, and were being amortized using the straight-line method over a period of five years. As described later in Note 1, the Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortizated cost. The remaining unamortized cost was written off in 2004.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes in accordance with Statements of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes and liabilities are computed annually for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Financing Costs

Financing costs consist primarily of professional fees and various paid commissions relating to the issuance of the Company’s convertible debentures and equity credit lines. These costs are amortized over the life of the loan, or charged to equity, as incurred.

Debt Issue Costs

Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of the Company’s convertible debentures. Conversion costs are charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with Emerging Issues Task Force (EITF) Issue 98-5.

Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2005 and 2004, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Long-Lived Assets

SFAS No. 142, “Goodwill and Other Intangible Assets” requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require. In accordance with the requirements of this pronouncement, the Company has assessed the value of the intangible assets reflected as goodwill on its books and has determined that future benefit for these assets exists. However, the Company has realized a decline in the value of the Goodwill as of December 31, 2005 and has recorded an impairment of $361,100.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation” establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. For stock options, fair value is determined using an option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock and the expected dividends on it, and the risk-free interest rate over the expected life of the option. The Company has adopted this statement and recorded the option value as outlined above.

In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), “Share-Based Payment.” FAS 123R replaces FAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” FAS 123R requires compensation expense related to share-based payment transactions, measured as the fair value at the grant date, to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the “modified prospective” transition method, as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company does not expect FAS 123R to have a material impact on its results or financial statements.

Earnings Per Share

SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings per share (“basic EPS”) and diluted earnings per share (“diluted EPS”).

The computation of basic EPS is computed by dividing income (loss) available to common stockholders by weighted average number of common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise, or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company’s net loss position.

Earnings Per Share (Continued)

The shares used in the computations are as follows:

	As of December 31,
	2005	2004
Basic and Diluted EPS Purposes	67,696,946	11,320,556

The company had common stock equivalents of 7,075,000 and 75,000 at December 31, 2005 and 2004, respectively.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of December 31, 2004, the Company has several items that represented comprehensive income, and thus, have included a statement of comprehensive income. As of December 31, 2005, the Company recaptured its unrealized loss on securities available for sale.

Recent Accounting Pronouncements

SFAS No. 131, “Disclosure About Segments of an Enterprise and Related Information” requires that a public company report financial and descriptive information about its reportable operating segments. It also requires that an enterprise report certain information about its products and services, the geographic areas in which they operate and their major customers. In determining the requirements of this pronouncement, Management believes that there is no materially reportable segment information with respect to the Company’s operations and does not provide any segment information regarding products and services, major customers, and the material countries in which the Company holds assets and reports revenue.

SFAS No. 145 -”Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. This Statement eliminates SFAS No. 4 and, thus, the exception to applying APB No. 30 to all gains and losses related to extinguishments of debt. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB No. 30. Applying the provisions of APB No. 30 will distinguish transactions that are part of an entity’s recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. The Company does not expect the adoption of SFAS No. 145 to have a material impact on its financial position or results of operations.

SFAS No. 146 -”Accounting for Costs Associated with Exit or Disposal Activities.” This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The principal difference between this Statement and EITF 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability was recognized at the date of an entity’s commitment to an exit plan. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS No. 146 to have a material impact on its financial position or results of operations.

SFAS No. 148, “Accounting for Stock Based Compensation-Transition and Disclosure.” This statement was issued to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In January 2003, FASB Interpretation No. 46 (“FIN No. 46”),”Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51,” was issued. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. Currently, this standard has no effect on the Company’s financial statements.

During April 2003, the Financial Accounting Standards Board issued SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities.” The statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. Currently, this standard has not had a material effect on the Company’s financial statements.

In May 2003, the FASB issued “SFAS 150”, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” “SFAS 150” requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.

NOTE 3 -PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

	December 31,
	2005	2004
Leasehold improvements	$22,372	$3,171
Equipment, furniture and fixtures	191,126	103,483
	213,498	106,654
Less: Accumulated depreciation	56,482	13,820
Property and equipment, net	157,016	92,834

Depreciation expense for the years ended December 31, 2005 and 2004 was $42,662 and $13,820, respectively.

NOTE 4 -SECURITIES AVAILABLE FOR SALE

In November 2004, the Company sold certain intellectual property, representing the software codes of the Automatic Reminder to Laser Energetics, Inc. (LEI), a New Jersey based technology company. As part of the sale, the Company received 10 million shares of Laser Energetics Class A Common Stock, which was valued at $100,000.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 4 -SECURITIES AVAILABLE FOR SALE (Continued)

At December 31, 2004, the Company determined that value of the securities was significantly impaired and a portion of the value was written down as an “Unrealized loss on securities available for sale.”

On May 16, 2005, the Company terminated its administrative services agreement with iVoice, Inc. and iVoice agreed to accept the assignment of 10 million shares of Laser Energetics Class A Common Stock as settlement of all Administrative Fees owed by the Company. The value of the exchanged securities was determined to be $64,891. The Company recorded a loss on the exchange of $35,109 and recaptured the “Unrealized loss on securities available for sale.”

As of December 31, 2005 and 2004, the aggregate value of the Securities Available for Sale was $0 and $50,000, respectively.

NOTE 5 -CONVERTIBLE DEBENTURES RECEIVABLE

In November 2004, the Company sold certain intellectual property, representing the software codes of the Automatic Reminder to Laser Energetics, Inc. (LEI), a New Jersey based technology company. As part of the sale, the Company was issued a convertible debenture in the amount of $250,000. The debenture, which bears interest at the rate of 3% per annum, has a five year term, and is convertible into shares of LEI Class A Common Stock at a rate equal to fifty percent (50%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debenture is convertible at the holder’s option. At December 31, 2005, the Company determined that value of the debenture was significantly impaired and the entire debenture, including the accrued interest income for 2004 and 2005, were written down to zero as a provision for doubtful accounts.

In January 2005, the Company purchased $328,695 of Voyager One, Inc. convertible debentures from Cornell Capital Partners. The debentures, which bear interest at the rate of 5% per annum, have a three year term, and are convertible into shares of Voyager One, Inc. Common Stock at a conversion price equal to the lower of (i) 150% of the lowest initial bid price of the common stock as submitted by a market maker and approved by the NASD or (ii) 50% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The convertible debentures are convertible at the holder’s option any time up to the maturity date. At December 31, 2005, the aggregate value of the debentures plus deferred interest income is $343,914.

NOTE 6 -GOODWILL AND INTANGIBLES

In June 2004, Trey Resources’ wholly-owned subsidiary, SWK Technologies, Inc., completed a merger with SWK, Inc. The Company recorded total consideration for the acquisition of $577,437 comprised of acquisition costs of $27,437 and 2,750,000 Class A common stock of Trey Resources, Inc. valued at $550,000. This consideration has been allocated to the tangible and identifiable intangible assets acquired according to their respective estimated fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. Goodwill on this transaction amounted to $1,008,040, which represented amounts paid in excess of the fair market value of the acquired assets and liabilities assumed of SWK, Inc.

On November 11, 2004, Trey Resources’ wholly-owned subsidiary, BTSG Acquisition Corp. completed the acquisition of certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Sage Software’s BusinessWorks financial accounting software. As a result of the acquisition, Business Tech Solutions Group, Inc.’s shareholder was issued, in exchange for certain assets of Business Tech Solutions Group, Inc., 648,149 restricted shares of Trey Resources’ Class A Common Stock. In addition, Business Tech also received $19,000 of cash at the closing. The aggregate amount of this transaction, $54,000, was recorded as Goodwill.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 6 -GOODWILL AND INTANGIBLES (Continued)

These acquisitions are being valued by the strength of the client lists and as such have been reviewed for impairment at December 31, 2005. At December 31, 2005, management determined that the goodwill should be impaired by $361,100 based on the reduced repeat sales from the clients acquired at the acquisition. In doing so, management has determined that no further write-down for impairment is required.

SWK Technologies capitalizes ongoing development costs of their MAPADOC product. At December 31, 2005 and 2004, the intangible assets totaled $32,558 net of accumulated amortization of $6,115 and $0, respectively.

NOTE 7 -INCOME TAXES

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

Federal Income Tax Rate	(34.0)%
Deferred Tax Charge (Credit)	-
Effect on Valuation Allowance	38.1%
State Income Tax, Net of Federal Benefit	(4.1)%
Effective Income Tax Rate	0.0%

Prior to February 11, 2004, Trey Resources was a non-reporting entity of iVoice, Inc. and as such had no net operating loss carry forwards. As of December 31, 2005, the Company has net operating loss carry forwards of approximately $4,700,000 that can be utilized to offset future taxable income for Federal income tax purposes through 2025. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382. Because of the current uncertainty of realizing the benefit of the tax carry forward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

For state income taxes, the Company’s net operating loss carry forwards have been reduced $2,488,591. During the years ended 2005 and 2004, the Company participated in the Technology Tax Certificate Transfer Program sponsored by the New Jersey Economic Development Authority and the State of New Jersey. Under the program, eligible businesses may sell their unused net-operating-loss carry forwards and unused research and development tax-credit carry forwards to any corporate taxpayer in the State of New Jersey for at least 75% of the value of the tax benefits. After expenses related to application submission the Company received cash proceeds of $191,497 for the year ended December 31, 2005.

Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are summarized as follows:

	December 31,
	2005	2004
Deferred Tax Asset	$1,598,000	$960,000
Less: Valuation Allowance	(1,598,000)	(960,000)
	$-	$-

Net operating loss carry forwards expire starting in 2024 through 2025.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 8 -NOTES PAYABLE

In 2004, the Company issued five promissory notes payable to Cornell Capital Partners, LP totaling $1,350,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at 12% per annum on any balance left unpaid after the maturity date. As of December 31, 2005, $1,434,638 was repaid for principal and interest through the issuance of 44,973,692 shares of Class A common stock.

On February 11, 2004, March 3, 2004, and April 4, 2004, Wass Associates, a New York General partnership loaned the company $21,835, $10,000 and $25,000, respectively. Pursuant to the Agreement and Plan of Merger and Reorganization among Trey, SWK and SWK Technologies, Inc., the notes were assumed by SWK Technologies in the acquisition of SWK. The unsecured notes bear interest at 6% per annum and are payable in weekly installments of $1,000 and $500 respectively. At December 31, 2004 all of these notes were paid off.

On June 1, 2004, SWK Technologies, Inc. entered into an unsecured promissory note totaling $35,000 with Wass Associates, a New York General partnership. The unsecured note bears interest at 6% per annum and is due in full together with unpaid interest on December 31, 2004. As of December 31, 2005, the outstanding balance payable to Wass Associates was paid in full.

In January 2005, the Company issued the sixth promissory note payable to Cornell Capital Partners, LP for $1,150,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at 12% per annum on any balance left unpaid after the maturity date. As of December 31, 2005, $325,000 was repaid for principal through the issuance of 32,559,098 shares of Class A common stock. On December 30, 2005, the balance of the principal ($825,000) and accrued interest ($126,091) was transferred to a Secured Convertible Debenture as discussed below.

In August 2005, the Company issued the seventh promissory note payable to Cornell Capital Partners, LP for $200,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at 12% per annum on any balance left unpaid after the maturity date. On December 30, 2005, the balance of the principal ($200,000) and accrued interest ($7,956) was transferred to a Secured Convertible Debenture as discussed below.

During the year ended December 31, 2005, SWK Technologies, Inc. drew down $145,000 from its line of credit with Fleet National Bank, a Bank of America company. The secured line of credit bears interest at prime plus 1% per annum, which can change with the fluctuations in the prime rate. Monthly payments of interest only in arrears shall be due and payable on the 4th of each month and these have been paid. Principal shall be due and payable on demand from Fleet National Bank. As of December 31, 2005, the outstanding balance payable to Fleet totaled $145,000. Interest payments during this period were $7,284.

On December 30, 2005, the various promissory notes payable to Cornell Capital Partners, LP were terminated and replaced with a Secured Convertible Debenture for the principal amount of $1,159,047, as discussed in Note 10.

On December 30, 2005, the Company issued a Secured Convertible Debenture for the principal amount of $600,000 to Cornell Capital Partners, LP. as discussed in Note 10.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 9 -DUE TO RELATED PARTIES

Pursuant to the spin-off, the Company entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The term of the agreement commences upon the effective date of the spin-off and continues for two years, but may be terminated earlier under certain circumstances, including a default, and may be renewed for additional one-year terms. In exchange for services under the administrative services agreement, Trey Resources has agreed to pay iVoice an annual fee of $95,000. On May 16, 2005, iVoice, Inc terminated its administrative services agreement with the Company and iVoice agreed to accept the assignment of 10 million shares of Laser Energetics Class A Common Stock as settlement of all Administrative Fees owed by the Company. The value of the exchanged securities was determined to be $64,891.

Pursuant to the spin-off transaction from iVoice, the Company has assumed a promissory note totaling $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non- Executive Chairman of the Board of Trey Resources. This amount is related to funds loaned to iVoice and is unrelated to the operations of Trey. The note bears interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., par value $0.00001, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. At December 31, 2005, the principle on this note was $250,000 and accrued interest was $44,767.

Pursuant to the employment contract dated January 1, 2003 between the Company and Jerome Mahoney, the Non-Executive Chairman of the Board, Mr. Mahoney is to receive a salary of $180,000 per year subject to 10% increases every year thereafter as well as a monthly expense allowance of $725 an auto allowance of $800 and a health insurance allowance of $1,400 per month. Also, pursuant to the employment contract with Mr. Mahoney, following the completion of the spin-off from its former parent company, iVoice Inc., which occurred on February 11, 2004, Mr. Mahoney is entitled to receive a one-time payment of $350,000.

Total amounts owed to Mr. Mahoney at December 31, 2005, representing unpaid salary, unpaid expense, auto and health insurance allowances, the one-time payment in connection with the spin-off, liabilities assumed in the spin-off transaction and interest on the liabilities assumed in the spin-off totaled $952,988.

Pursuant to the employment contract dated September 15, 2003 between the Company and Mark Meller, the President, Chief Financial Officer and Director of Trey Resources, Mr. Meller is to receive a salary of $180,000 per year subject to 10% increases every year thereafter as well as a monthly expense allowance of $600 and an auto allowance of $800. Also, pursuant to the employment contract with Mr. Meller, following the completion of the spin-off from its former parent company, iVoice Inc., which occurred on February 11, 2004, Mr. Meller is entitled to receive a one-time payment of $350,000. In addition, Mr. Meller was awarded a cash bonus of $114,800 on September 14, 2004. The bonus has been accrued but has not as yet been paid.

Total amounts owed to Mr. Meller at December 31, 2005, representing unpaid salary, unpaid expense and auto allowances, and the one-time payment in connection with the spin-off, totaled $644,493.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 9 -DUE TO RELATED PARTIES (Continued)

Mr. Mahoney and Mr. Meller have agreed to defer payment of any monies due and owing them representing fixed compensation, which have been accrued on the Company’s balance sheet, and the one-time payment in connection with the spin-off, until such time as the Board of Directors determines that the Company has sufficient capital and liquidity to make such payments. Mr. Mahoney and Mr. Meller have further agreed, however, to accept payment or partial payment, from time to time, as determined in the sole discretion of the Board of Directors in the form of cash, the Company’s Class A Common Stock and/or the Company’s Class B Common Stock.

In connection with the acquisition of SWK, Inc, the Company assumed a note payable to Gary Berman, a former shareholder of SWK, Inc. and current shareholder of Trey. On April 1, 2004, Mr. Berman loaned the company $25,000 pursuant to the Agreement and Plan of Merger and Reorganization among Trey, SWK and SWK Technologies, Inc. The unsecured note bears interest at 5% per annum and is payable in bi-weekly amounts of $217. At December 31, 2005, the outstanding balance to Mr. Berman was $17,024.

In connection with the acquisition of SWK, Inc, the Company assumed a note payable to Lynn Berman, a former shareholder of SWK, Inc. and current shareholder of Trey. On April 1, 2004, Ms. Berman loaned the company $25,000 pursuant to the Agreement and Plan of Merger and Reorganization among Trey, SWK and SWK Technologies, Inc. The unsecured note bears interest at 5% per annum and is payable in bi-weekly amounts of $217. At December 31, 2005, the outstanding balance to Ms. Berman was $17,024.

In connection with the acquisition of Business Tech Solutions Group, Inc, the Company agreed to collect the outstanding receivables of Business Tech and to remit the collected funds to the owner of Business Tech within 30 days of receipts. At December 31, 2005, the Company owed the Business Tech owner $378.

NOTE 10 -CONVERTIBLE DEBENTURES

In January 2003, the Company entered into a subscription agreement with certain purchasers to issue $140,000 in convertible debentures, with interest payable at 5% annum. The notes are convertible into the Company’s Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five

(5) trading days immediately preceding the Conversion Date.

On March 31, 2003, the Company issued $40,000 and on September 19, 2003, the Company issued an additional $100,000 in 5% convertible debentures to the private investors under the subscription agreement. The 20% beneficial conversion feature was previously recorded as a prepaid financing cost until such time as the Company’s Class A common stock into which the debentures are convertible was registered and deemed effective by the SEC. The Company completed the effective registration of the Company’s common stock, and any amounts capitalized have been charged to expense in accordance with EITF Issue 98-5.

As of December 31, 2004, the Company had issued 2,444,177 shares of Trey’s Class A common stock with a value of $162,673, of which $125,000 was a repayment of principal, $5,138 was payment of interest, and $32,535 was amortization of conversion discount.

During 2005, no additional payments have been made. Total outstanding principal balance of the convertible debentures at December 31, 2005 was $15,000, plus accrued interest of $3,173.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 10 -CONVERTIBLE DEBENTURES (Continued)

On December 30, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP (“Cornell”). Pursuant to such purchase agreement, Cornell shall purchase up to $2,359,047 of secured convertible debentures which shall be convertible into shares of the Company’s Class A common stock. Pursuant to the Securities Purchase Agreement, two Secured Convertible Debentures were issued on December 30, 2005 for an aggregate of $1,759,047. The remaining $600,000 shall be funded 2 business days prior to the date the registration statement is filed with the SEC. Interest on the outstanding principal balance of the Secured Convertible Debentures accrues at the annual rate of 7.5%. Payment of principal and accrued interest shall be paid on or before December 30, 2007. The Company has the option to redeem a portion or all of the outstanding debentures at 120% of the amount redeemed plus accrued interest. The holder shall be entitled to convert in whole or in part at any time and from time to time, any amount of principal and accrued at a price equal to 90% of the lowest closing bid price of the Common Stock during the 30 trading days immediately preceding the conversion date, as quoted by Bloomberg, LP (“Conversion Price”). In the event of a default, the full principal amount of this Debenture, together with interest and other amounts owing, shall be due and payable in cash, provided however, the Holder may request payment of such amounts in Common Stock of the Obligor at the Conversion Price then in-effect. A Holder may not convert this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture. Providing that the Holder meets all restrictions and that the Company does not enter into default, then the Company would expect to issue approximately 300,000,000 shares of Common Stock in settlement of the three secured convertible debentures, over the life of these debentures at the current Conversion Price of $0.009.

On December 30, 2005, the Company entered an Investor Registration Rights Agreement with Cornell Capital Partners, LP. Pursuant to the terms of the agreement, the Company was to file a registration statement with the SEC within 60 calendar days and to use its best efforts to have the Initial Registration Statement declared effective by the SEC no later than 120 calendar days after the date of the agreement. In the event of default of the registration rights agreement, the Company will pay liquidated damages, either in cash or shares of the Company’s Common Stock, at 2% of the liquidated value of the Convertible Debentures outstanding for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Deadline as the case may be. Any Liquidated Damages payable hereunder shall not limit, prohibit or preclude the Investor from seeking any other remedy available to it under contract, at law or in equity. As of the date of this filing, the Company has incurred approximately $35,000 in Liquidated Damages and there is no maximum stipulated in the agreement.

NOTE 11 -COMMITMENTS AND CONTINGENCIES

We do not own any real property for use in our operations or otherwise. On June 10, 2005, we consolidated our two New Jersey offices and moved into 6,986 square feet of space at 5 Regent Street, Livingston, NJ 07039 at a monthly rent of $7,423. In addition, we lease 1,090 square feet of space in Clifton, NJ at a monthly rent of $1,998. Effective March 15, 2005, we entered into a lease for 621 square feet of space at 900 Walt Whitman Road, Melville, NY 11747, at a monthly rent of $932. On October 30, 2005, we entered into a one-year lease for office space at 1902 Wright Place, Carlsbad, CA 92008, at a monthly rent of $567. We use our facilities to house our corporate headquarters and operations and believe our facilities are suitable for such purpose. We also believe that our insurance coverage adequately covers our interest in our leased space. We have a good relationship with our landlords. We believe that these facilities will be adequate for the foreseeable future. Combined rent expense under the operating leases for the year ended December 31, 2005 and 2004 was $134,512 and $63,062, respectively.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 11 -COMMITMENTS AND CONTINGENCIES (Continued)

See Note 9 to these Financial Statements for information related to the employment agreements between Jerome Mahoney and Mark Meller.

The Company has entered into a subscription agreement with certain purchasers for the sale of $140,000 in convertible debentures. The notes are convertible into Class A common stock at the discretion of the holders.

See Note 10 to these Financial Statement for information related to the Securities Purchase Agreement, Investors Registration Rights Agreement and Secured Convertible Debentures entered into between the Company and Cornell Capital Partners, LP. Pursuant to terms of these agreements, Cornell shall purchase up to $2,359,047 of secured convertible debentures which shall be convertible into shares of the Company’s Class A common stock. The agreements also require the Company to file a registration statement with the SEC and assess liquidated damages for various defaults.

The Company had assumed a total of $324,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The terms and conditions of the liabilities and debt being assumed are as follows:

•
Kevin Whalen, a former officer of iVoice, was owed $74,000 in amounts due for unpaid salary from iVoice and is unrelated to the operations of Trey. A portion of this amount is convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date. As of December 31, 2005, Mr. Whalen has received $4,500 in cash and $20,000 in Class A Common Stock leaving a balance due of $49,500.

•
The Company had also assumed an outstanding promissory note in the amount of $250,000 payable to Mr. Mahoney, President and Chief Executive Officer of iVoice and Non- Executive Chairman of the Board of Trey Resources. This amount is related to funds loaned to iVoice and is unrelated to the operations of Trey. The terms of this obligation are further discussed in Note 8.

NOTE 12 -COMMON STOCK

In accordance with its Certificate of Incorporation as amended on April 24, 2003, the Company is authorized to issue up to: 10,000,000,000 shares of Class A common stock at $0.00001 par value; 50,000,000 shares of Class B Common Stock, par value $0.00001; and 20,000,000 shares of Class C Common Stock, par value $0.00001. Additionally, the board of directors has the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

PREFERRED STOCK

Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. For the year ending December 31, 2005, the company had no transactions in its Preferred Stock.

CLASS A COMMON STOCK

Class A Common Stock consists of the following as of December 31, 2005: 10,000,000,000 shares of authorized common stock with a par value of $0.00001, 114,950,388 shares were issued and outstanding. Each holder of Class A common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 -COMMON STOCK (Continued)

The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

For the year ending December 31, 2004, the company had the following transactions in its Class A Common Stock:

•
In connection with the spin-off from its former parent company iVoice, Inc., the Company issued 2,907,248 Class A common shares on February 13, 2004. This amount represents one share of Trey Resources, Inc. Class A common stock for every 1,793 shares of iVoice Class A common stock held as of the record date of February 9, 2004.

•	The Company issued 45,000 shares of Class A common stock for commitment fees pursuant to the Equity Line of Credit with Cornell Capital valued at $18,000.

•	The Company issued 20,000 shares of Class A common stock for placement agent fees pursuant to the Equity Line of Credit with Cornell Capital valued at $8,000.

•	The Company issued 110,000 shares of Class A common stock as compensation for services valued at $17,600.

•	The Company issued 2,750,000 shares of Class A common stock pursuant to the acquisition and merger agreement with SWK Inc, valued at $550,000.

•	The Company issued 648,149 shares of Class A common stock pursuant to the acquisition and merger agreement with Business Tech Solutions, Inc., valued at $35,000.

•
The Company issued 15,127,179 shares of Class A common stock with a total value of $846,334. Of this amount, $800,000 was for repayment of principal and $4,024 in interest on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP. The balance of $42,310 represents discount on conversions of the principal and interest on the advances on the equity line to common stock.

•
The Company issued 2,444,177 shares of its Class A common stock for the repayment of $125,000 in principal, $5,138 in interest and $32,535 for amortization of conversion discount on its 5% Convertible Debentures.

•
The Company issued 2,400,000 shares of its Class A common stock with a total value of $122,400 to officers of the Company as repayment of accrued salaries. Of this amount, $42,000 was for repayment of principal and $80,400 represents discount on conversions.

•	The Company issued 2,064,815 shares of Class A common stock for compensation and bonuses to employees of SWK Technologies, Inc. valued at $111,500.

•	The Company issued 212,766 shares of Class A common stock for a partial repayment of an obligation to a previous officer of iVoice, Inc. valued at $10,000.

•	The Company cancelled 10,076 shares of Class A common stock that were surrendered by their owner per a previous agreement with the Company.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 12 -COMMON STOCK (Continued)

For the year ending December 31, 2005, the company had the following transactions in its Class A Common Stock:

•
The Company issued 62,405,611 shares of Class A Common Stock with a total value of $1,028,515. Of this amount, $875,000 was for repayment of principal and $80,615 in interest on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP. The balance of $72,900 represents discount on conversions of the principal and interest on the advances on the equity line to common stock.

•
The Company issued 11,662,792 shares of its Class A Common Stock with a total value of $317,902 to officers of the Company as repayment of accrued salaries. Of this amount, $115,786 was for repayment of principal and $202,116 represents discount on conversions.

•
The Company issued 9,668,611 shares of Class A Common Stock for compensation and bonuses to employees of SWK Technologies, Inc. valued at $189,692 and as compensation for investor relations services valued at $13,650.

•
The Company issued 2,494,016 shares of Class A Common Stock with a total value of $76,712 for a partial repayment of an obligation to a previous officer of iVoice, Inc. valued at $10,000 and settlement of deferred payments for legal services valued at $15,636. The balance of $51,076 represents discount on conversions.

CLASS B COMMON STOCK

Class B Common Stock consists of 50,000,000 shares of authorized common stock with a par value of $0.00001. Class B stock has voting rights of 1 to 100 with respect to Class A Common Stock. As of December 31, 2004, no shares were issued and outstanding; Class B common stockholders are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon the liquidation, dissolution, or winding -up of the Company, holders of Class B Common Stock will be entitled to receive distributions. For the year ending December 31, 2005, the company had no transactions in its Class B Common Stock.

CLASS C COMMON STOCK

Class C Common Stock consists of 20,000,000 shares of authorized common stock with a par value of $0.00001. Class C stock has voting rights of 1 vote for every 1,000 shares. For the year ending December 31, 2005, the company had no transactions in its Class C Common Stock.

NOTE 13 -STOCK OPTIONS, STOCK INCENTIVES & WARRANTS

2004 Stock Incentive Plan

During the year ended December 31, 2004, and as amended in 2004 and 2005, the Company adopted the 2004 Stock Incentive Plan (the “2004 Plan”) in order to attract and retain qualified employees, directors,

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 13 -STOCK OPTIONS, STOCK INCENTIVES & WARRANTS (Continued)

Independent contractors or agents of Trey Resources, Inc. Under the Plan, the Board of Directors (the “Board”), in its discretion may grant stock options (either incentive or non-qualified stock options) to employees, directors, independent contractors or agents to purchase the Company’s common stock at no less than 50% of the fair market price on the date the option is granted. Options generally vest over four years and have a maximum term of ten years.

During 2004 and 2005, the following securities were issued pursuant to the 2004 Plan:

•	On March 11, 2004, the Company issued 65,000 shares a Class A Common Stock to Cornell Capital and TN Equities as placement agent fees and other services.

•	On May 20, 2004, the Company issued 110,000 shares a Class A Common Stock to employees of iVoice, Inc. for services provided during the spin-off process from iVoice, Inc.

•	On May 27, 2004, the Company issued 2,750,000 shares of Class A Common Stock for the acquisition of SWK, Inc.

•
On August 1, 2004, the Company issued to Hawk Associates, Inc, options to purchase 75,000 Class A common stock at a price of $.07 per share. The options vest in 60 days from issuance and expire ten years from the date of issue.

•	On November 10, 2004, the Company issued 648,149 shares of Class A common stock for the acquisition of the client list of Business Tech Solutions, Inc.

•	On November 10, 2004, the Company issued 2,064,815 shares of Class A common stock for compensation and bonuses to SWK employees.

•	On February 25, 2005, the Company issued 350,000 shares of Class A common stock for investor relations to Evergreen Marketing, Inc.

•	On March 2, 2005 and December 16, 2005, the Company issued the aggregate of 9,318,611 shares of Class A common stock for compensation and bonuses to SWK employees.

•	On July 12, 2005, the Company issued to Thornhill Capital warrants to purchase 3,000,000 shares of Class A common stock at a price of $0.015 per share for professional consulting services.

•	On July 15, 2005, the Company issued 2,223,746 shares of Class A common stock to a Meritz & Muenz LLP for legal services provided in the prior year.

•
On August 31, 2005, the Company issued to Cornell Capital Partners warrants to purchase 4,000,000 shares of Class A common stock at a price of $0.03 per share as additional consideration for funding on the equity line financing.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 13 -STOCK OPTIONS, STOCK INCENTIVES & WARRANTS (Continued)

2004 Directors’ and Officers’ Stock Incentive Plan

During the year ended December 31, 2004, and as amended in 2004 and 2005, the Company adopted the 2004 Directors’ and Officers’ Stock Incentive Plan (the “2004 D&O Plan”) in order to provide long-term incentive and rewards to officers and directors of Trey Resources and subsidiaries and to attract and retain qualified employees, directors, independent contractors or agents of Trey Resources, Inc. Under the Plan, the Board, in its discretion may grant stock options (either incentive or non-qualified stock options) to employees, directors, independent contractors or agents to purchase the Company’s common stock at no less than 50% of the market price on the date the option is granted. Options generally vest over four years and have a maximum term of ten years. During 2004 and 2005, the following securities were issued pursuant to the 2004 D&O Plan:

•	On October 18, 2004, the Company issued 212,766 shares of Class A common stock to a previous officer of iVoice, Inc. per the spin-off agreement.

•	On November 9, 2004, the Company issued 2,400,000 shares of Class A common stock for repayment of accrued salaries for two officers of the Company.

•	On February 16, 2005, the Company issued 270,270 shares of Class A common stock to a previous officer of iVoice, Inc. per the spin-off agreement.

•	At various times during the year ended December 31, 2005, the Company issued 11,662,792 shares of Class A common stock for repayment of accrued salaries for two officers of the Company.

Options/Warrants Outstanding

During the years ending December 31, 2004 and 2005, the following options and warrants were issued pursuant to their respective agreements. Unexpired options and warrants outstanding are as follows as of December 31, 2005:

Expiration Date	Exercise Price	Shares
August 31, 2008	0.030	4,000,000
July 11, 2012	0.015	3,000,000
July 31, 2014	0.070	75,000
		7,075,000

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 13 -STOCK OPTIONS, STOCK INCENTIVES & WARRANTS (Continued)

	Stock Option & Warrants Outstanding	Weighted Average Exercise Price
Balance, January 1, 2004	-	$0.000
Granted	75,000	$0.070
Exercised	-	$0.000
Canceled	-	$0.000
Balance, December 31, 2004	75,000	$0.070
Granted	7,000,000	$0.024
Exercised	-	$0.000
Canceled		$0.000
Balance, December 31, 2005	7,075,000	$0.024
Outstanding and Exercisable, December 31, 2004	75,000	$0.070
Outstanding and Exercisable, December 31, 2005	7,075,000	$0.024

NOTE 14 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses, experiences a deficiency of cash flow from operations, and current liabilities exceeded current assets by approximately $2.7 million as of December 31, 2005. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations.

In addition to developing new products, obtaining new customers and increasing sales to existing customers, management plans to achieve profitability through acquisitions of companies in the business software and information technology consulting market with solid revenue streams, established customer bases, and generate positive cash flow.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 14 -GOING CONCERN (Continued)

On January 27, 2003, the Company entered into an Equity Line of Credit with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise funds for its working capital needs. Between March 15, 2004 and August 31, 2005, the Company had drawn down $1.8 million from the Equity Line of Credit to repay principal and interest on various promissory notes due to Cornell Capital. On December 30, 2005, the Equity Line of Credit was terminated and the outstanding balance on the promissory notes were converted into a Secured Convertible Debenture for the amount of $1.2 million with a due date of December 30, 2007. In addition, the Company sold two additional debentures for $600,000 each on December 30, 2005 and May 2, 2006, at the same interest rate indicated above and due December 30, 2007 and May 2, 2008, respectively. The Secured Convertible Debentures accrue at the annual rate of 7.5%. Payment of principal and accrued interest shall be paid on or before December 30, 2007. The Company has the option to redeem a portion or all of the outstanding debentures at 120% of the amount redeemed plus accrued interest. The holder shall be entitled to convert in whole or in part at any time and from time to time, any amount of principal and accrued at a price equal to 90% of the lowest closing bid price of the Common Stock during the 30 trading days immediately preceding the conversion date, as quoted by Bloomberg, LP (“Conversion Price”).

These financing transactions require the Company to register its common stock under Section 12(g) of the U.S. Securities Exchange Act of 1934 and to register for resale a number of shares to facilitate these financing transactions.

These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 15 -SUBSEQUENT EVENTS

•
On December 30, 2005, the Company entered an Investor Registration Rights Agreement with Cornell Capital Partners, LP. Pursuant to the terms of the agreement, the Company was to file a registration statement with the SEC within 60 calendar days and to use its best efforts to have the Initial Registration Statement declared effective by the SEC no later than 120 calendar days after the date of the agreement. Pursuant to the terms of this agreement, the Company is in the event of default of not filing the Initial Registration Statement and has incurred approximately $35,000 in Liquidated Damages. The Company is using its best efforts to get a waiver of the event of default from Cornell Capital and to amend the Investor Registration Rights Agreement to extend the filing deadlines.

•	On January 4, 2006, the Company issued 5,937,208 shares of its Class A common stock to officers of the Company as repayment of accrued salaries.

•
On February 27, 2006, the Company issued 3,703,704 shares of its Class A common stock to Cornell Capital Partners pursuant to the Security Purchase Agreement of December 30, 2005. These securities have been issued with a restrictive legend pending registration of the shares with the SEC.

•
On February 7, 2006, SWK Technologies, the Company’s wholly owned subsidiary, entered into an Asset Purchase Agreement and an Employment Agreement with Jodi Katz to consummate the acquisition of Wolen Katz Associates. Wolen Katz is a value-added reseller of Sage Software’s category leading ABRA Human Resources Management Solution.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$341,938
Securities available for sale	17,568
Convertible debentures, net of allowance for doubtful accounts of $260,274	342,428
Accounts receivable, net of allowance for doubtful accounts of $30,300	502,647
Inventory	39,031
Prepaid expenses and other current assets	150,068
Total current assets	1,393,680

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $69,817	173,153

OTHER ASSETS
Goodwill	740,940
Deposits and other assets	35,373
Total other assets	776,313

TOTAL ASSETS	$2,343,146

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$970,564
Deferred revenue	41,804
Obligations under capital leases - current	25,648
Convertible debentures payable	15,000
Line of credit	185,000
Notes payable to related parties	85,275
Due to related parties	1,248,797
Total current liabilities	2,572,088

LONG TERM DEBT
Convertible debentures payable, net of discounts of $1,489,276	244,771
Derivative liability	1,429,088
Obligations under capital leases - non-current	27,575
Total long term liabilities	1,701,434

TOTAL LIABILITIES	$4,273,522

COMMITMENTS AND CONTINGENCIES	-

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Continued)
FOR THE THREE MONTHS ENDED MARCH 31, 2006

STOCKHOLDERS' DEFICIT
Preferred stock, $1.00 par value; authorized 1,000,000 shares; no shares issued and outstanding	$-
Common stock:
Class A - par value $0.00001; authorized 10,000,000,000 shares; 128,939,126 shares issued and outstanding	1,289
Class B - par value $0.00001; authorized 50,000,000 shares; no shares issued and outstanding	-
Class C - par value $0.00001; authorized 20,000,000 shares; no shares issued and outstanding	-
Additional paid in capital	3,675,964
Additional paid in capital - warrants	165,953
Accumulated deficit	(5,773,582)
Total stockholders' deficit	(1,930,376)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,343,146

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	For the Three Months Ended
	March 31
	2006	2005

SALES, net	$1,338,934	$1,009,414

COST OF SALES	822,543	613,878

GROSS PROFIT	516,391	395,536

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES
Selling expenses	301,917	127,266
General and administrative expenses	452,157	458,372
Depreciation and amortization	14,864	10,529
Total selling, general and administrative expenses	768,938	596,167

LOSS FROM OPERATIONS	(252,547)	(200,631)

OTHER INCOME (EXPENSE)
Gain on revaluation of derivatives	272,942	-
Amortization of discount on debt conversion	(254,618)	(129,023)
Gain on sales of securities available for sale	12,067	-
Write-off of financing costs	-	(113,805)
Other income (expense)	(28,676)	5,221
Interest expense	(40,718)	(80,050)
Total other income (expense)	(39,003)	(317,657)

LOSS FROM OPERATIONS
BEFORE INCOME TAXES	(291,550)	(518,288)

PROVISION FOR INCOME TAXES	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(291,550)	$(518,288)

NET LOSS PER COMMON SHARE
Basic	$(0.00)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	119,358,391	43,144,614

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	For the Three Months
	Ended March 31,
	2006	2005

CASH FLOW (USED IN) OPERATING ACTIVITIES
Net loss	$(291,550)	$(518,288)
Adjustments to reconcile net loss to net cash (used in) operating activities, net of effects of acquisition
Net gain on sale of securities available for sale	(12,067)	-
Gain on revaluation of derivatives	(272,942)	-
Depreciation	13,335	9,000
Amortization of other intangibles	1,529	1,259
Amortization of debt discounts	212,754	-
Common stock issued for services	-	68,342
Common stock issued for debt conversion discount	41,864	129,023
Deferred interest income on convertible debentures	(4,015)	(2,837)
Accrued interest expense on notes payable	-	70,472
Accrued interest on related party loans	-	5,856
Accrued interest expense on debentures payable	-	185
Write off of debt issue costs	-	113,805
Changes in certain assets and liabilities:
Accounts receivable	(101,620)	(83,329)
Inventory	6,586	-
Prepaid expenses and other assets	(11,685)	(81,876)
Accounts payable and accrued liabilities	(73,115)	(76,689)
Deferred revenue	18,050	11,045
Related party accounts	(98,155)	33,145
Total cash (used in) operating activities	(571,031)	(320,887)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(29,472)	(36,210)
Purchase of convertible debentures	-	(328,695)
Total cash (used in) financing activities	(29,472)	(364,905)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of related party loans	(127,225)	(2,118)
Proceeds from notes payable & convertible debentures	40,000	1,056,195
Repayment of notes payable & convertible debentures	-	(19,202)
Proceeds of capital leases	19,261	27,344
Repayment of capital leases	(6,588)	(5,242)
Total cash provided by (used in) financing activities	(74,552)	1,056,977

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(675,055)	371,185
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	1,016,993	346,635
CASH AND CASH EQUIVALENTS - END OF PERIOD	$341,938	$717,820

CASH PAID DURING THE PERIOD FOR:
Interest expense	$6,390	$2,317
Income taxes	$250,712	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (CONTINUED)
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

For the three months ended March 31, 2006:

a)	Issued 3,703,704 shares of Class A Common Stock with a total value of $40,741 for conversion of $25,000 of principal on outstanding debentures with Cornell Capital Partners, LP.

b)	Issued 4,347,826 shares of Class A common stock valued at $40,000 pursuant to the asset purchase agreement with Jodi Katz.

c)	Issued 5,937,208 shares of Class A common stock with a value of $53,435 for repayment of accrued salaries for two officers of the Company.

For the three months ended March 31, 2005:

a)
Issued 14,952,387 shares of Class A Common Stock with a total value of $394,342 for repayment of principal on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP.

c)	Issued 2,010,724 shares of Class A common stock valued at $75,000 pursuant to the employment agreement with A. Rudin.

c)	Issued 2,243,352 shares of Class A common stock with a total value of $56,084 for interest due on the equity line financing with Cornell Capital Partners, LP.

e)	Issued 5,900,000 shares of Class A common stock with a value of $175,909 for repayment of accrued salaries for two officers of the Company.

f)	Issued 1,367,292 shares of Class A common stock with a value of $54,692 for compensation and bonuses to employees of SWK Technologies, Inc.

g)	Issued 350,000 shares of Class A common stock with a value of $13,650 for marketing services.

h)	Issued 270,270 shares of Class A common stock with a value of $10,000 for a partial repayment of an obligation to a previous officer of iVoice, Inc.

The accompanying notes are an integral part of the condensed consolidated financial statements.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of business
Trey Resources, Inc. (the “Company”), was incorporated in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice Inc. On February 11, 2004, the Company was spun off from iVoice, Inc. and is now an independent publicly traded company.

The Spin-off was accomplished by the distribution of certain intellectual property, representing the software codes of the Automatic Reminder, and certain accrued liabilities and related party debt into a wholly-owned subsidiary of iVoice., Trey Resources, Inc. (“Trey”, formerly known as iVoice Acquisition 1, Inc. and Trey Industries, Inc.) and subsequently distributed on a pro-rata basis to iVoice shareholders in the form of a taxable dividend (the “Spin-off”).

Up until its acquisition of SWK, Inc. on June 2, 2004, the Company was engaged in the design, manufacture, and marketing of specialized telecommunication equipment. With the acquisition of SWK and as part of its plan to expand into new markets, Trey is focusing on the business software and information technology consulting market, and is looking to acquire other companies in this industry. SWK Technologies, Inc., (“SWK”) the surviving entity in the merger and acquisition of SWK, Inc., is a New Jersey-based information technology company, value added reseller, and master developer of licensed accounting software. The Company also publishes its own proprietary supply-chain software, “MAPADOC”. The Company sells services and products to various end users, manufacturers, wholesalers and distributor industry clients located throughout the United States.

Certain intellectual property, representing the software codes of the Automatic Reminder, was sold in November 2004 to Laser Energetics, Inc. (LEI), a New Jersey based technology company. The Company received 10 million shares of Laser Energetics Class A Common Stock and was further issued a convertible debenture by Laser Energetics, Inc. in the amount of $250,000. The debenture, which bears interest at the rate of 3% per annum, has a five year term, and is convertible into shares of LEI Class A Common Stock at a rate equal to fifty percent (50%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debenture is convertible at the holder's option. On May 16, 2005, the 10 million shares of Laser Energetics Class A Common Stock were assigned to iVoice, Inc. as settlement of all Administrative Fees owed by the Company to iVoice. As of March 31, 2006, the Company has determined that the value of the debenture was significantly impaired and the entire debenture, including the accrued interest income for 2005 and 2006, were written down to zero as a provision for doubtful accounts.

The Company is publicly traded and is currently traded on the NASD Over The Counter Bulletin Board (“OTCBB”) under the symbol “TYRIA”.

Basis of presentation
The accompanying consolidated financial statements include the accounts of Trey Resources, Inc. (the “Company” or “Trey”) and its wholly owned subsidiaries, SWK Technologies, Inc. and BTSG Acquisition Corp. On February 11, 2004, the Company was spun off from iVoice, Inc. and is now an independent publicly traded company. These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2005 audited financial statements and the accompanying notes thereto filed with the Securities and Exchange Commission on Form 10-KSB.

On March 1, 2005, Trey Resources’ wholly-owned subsidiary, SWK Technologies, Inc., executed an employment agreement with Mr. Andrew Rudin of Business Consulting Solutions LLC (“BCS”), whereby Mr. Rudin was to be paid a commission in cash and stock of Trey Resources in the event he was successful in arranging for the clients of BCS to transfer over to SWKT. On March 25, 2005, this employment agreement was amended that made the commission payable to Mr. Rudin contingent upon the retention of the clients transferred from BCS through March 1, 2007 and payable over a thirty-six month period from the employment agreement’s commencement date.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (Continued)

Following the successful transfer of BCS clients to SWKT, SWKT will assume responsibility for maintenance and support of the BCS clients.

On February 7, 2006, Trey Resources’ wholly-owned subsidiary, SWK Technologies, Inc., executed an asset purchase agreement and employment agreement with Ms. Jodie Katz of Wolen Katz Associates (“Wolen Katz”), whereby Ms. Katz was paid compensation in cash and stock of Trey Resources for successfully arranging for the clients of Wolen Katz to transfer over to SWKT. The cash portion of the compensation is payable in twelve (12) equal monthly installments commencing on the 90th day following the Closing Date. Following the successful transfer of Wolen Katz clients to SWKT, SWKT assumed responsibility for maintenance and support of the BCS clients.

The result of operations for the three months ended March 31, 2006 and 2005 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements and footnotes included in Form 10-KSB for the year ended December 31, 2005. References to the “Company,” “we,” “us” and “our” refer to Trey Resources Inc. and its subsidiaries.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The cash equivalents represent investments in Triple A credit rated money market funds that have 7 day auction rates competitive with current market conditions.

Revenue Recognition
The Company recognizes revenues from consulting and support services as the services are performed. Hardware and software revenues are recognized when the product is shipped to the customer. Commissions are recognized when payments are received, since the Company has no obligation to perform any future services.

Marketable Securities
The Company has evaluated its investment policies consistent with Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities ("FASB 115"), and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in the Statement of Accumulated Other Comprehensive Income (Loss).

Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financing Costs
Financing costs consist primarily of professional fees and various paid commissions relating to the issuance of the Company’s convertible debentures and equity credit lines. These costs are expensed as incurred.

Income Taxes
The Company accounts for income taxes in accordance with Statements of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes and liabilities are computed annually for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation
SFAS No. 123, “Accounting for Stock-Based Compensation” establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. For stock options, fair value is determined using an option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock and the expected dividends on it, and the risk-free interest rate over the expected life of the option. The Company has adopted this statement and recorded the option value as outlined above.

Earnings (Loss) Per Share
SFAS No. 128, “Earnings per Share” requires presentation of basic earnings per share (“basic EPS”) and diluted earnings per share (“diluted EPS”).

The computation of basic EPS is computed by dividing income (loss) available to common stockholders by weighted average number of common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise, or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. The Company had common stock equivalents of 7,075,000 and 75,000 at March 31, 2006 and 2005, respectively.

The shares used in the computations are as follows:

	For the Three
	Months Ending March 31,
	2006	2005
Basic and Diluted EPS Purposes	119,358,391	44,144,614

Comprehensive Income
SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments indebt and equity securities. As of March 31, 2005, the Company has several items that represented comprehensive income, and thus, have included a statement of comprehensive income. As of December 31, 2005, the Company recaptured its unrealized loss on securities available for sale.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 3 - GOODWILL AND INTANGIBLES

In June 2004, Trey Resources’ wholly-owned subsidiary, SWK Technologies, Inc., completed a merger with SWK, Inc. The Company recorded total consideration for the acquisition of $577,437 comprised of acquisition costs of $27,437 and 2,750,000 Class A common stock of Trey Resources, Inc. valued at $550,000. This consideration has been allocated to the tangible and identifiable intangible assets acquired according to their respective estimated fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. Goodwill on this transaction amounted to $1,008,040, which represented amounts paid in excess of the fair market value of the acquired assets and liabilities assumed of SWK, Inc.

On November 11, 2004, Trey Resources’ wholly-owned subsidiary, BTSG Acquisition Corp. completed the acquisition of certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Sage Software’s BusinessWorks financial accounting software. As a result of the acquisition, Business Tech Solutions Group, Inc.’s shareholder was issued, in exchange for certain assets of Business Tech Solutions Group, Inc., 648,149 unregistered shares of Trey Resources’ Class A Common Stock. In addition, Business Tech also received $19,000 of cash at the closing. The aggregate amount of this transaction, $54,000, was recorded as Goodwill.

On February 27, 2006, Trey Resources’ wholly-owned subsidiary, SWK Technologies, Inc. completed the acquisition of certain assets of Wolen Katz. Wolen Katz was an authorized reseller for Sage Software’s ABRA HRMS software solution and an authorized reseller of Employee Based Systems’ E-Z Product line. As a result of the acquisition, Ms. Jodie Katz, the sole proprietor of Wolen Katz Associates, was issued, in exchange for certain assets of Wolen Katz, 4,347,825 unregistered shares of Trey Resources’ Class A Common Stock, valued at $40,000. In addition, Ms. Katz will also receive $12,000 in cash payable in twelve (12) equal monthly installments commencing on the 90th day following the Closing Date.

These acquisitions are being valued by the strength of the client lists and as such have been reviewed for impairment at December 31, 2005. At December 31, 2005, management determined that the goodwill should be impaired by $361,100 based on the reduced repeat sales from the clients acquired at the acquisition. At March 31, 2006, management has determined that no further write-down for impairment is required.

SWK Technologies capitalizes ongoing development costs of their MAPADOC product. At March 31, 2006, the intangible assets totaled $35,373 net of accumulated amortization of $7,374.

NOTE 4 - GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses, experiences a deficiency of cash flow from operations, and current liabilities exceed current assets by approximately $1.2 million as of March 31, 2006. These matters raise substantial doubt about the Company's ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

In addition to developing new products, obtaining new customers and increasing sales to existing customers, management plans to achieve profitability through acquisitions of companies in the business software and information technology consulting market with solid revenue streams, established customer bases, and generate positive cash flow.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 4 - GOING CONCERN (Continued)

On January 27, 2003, the Company entered into an Equity Line of Credit with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise funds for its working capital needs. Between March 15, 2004 and August 31, 2005, the Company had drawn down $1.8 million from the Equity Line of Credit to repay principal and interest on various promissory notes due to Cornell Capital. On December 30, 2005, the Equity Line of Credit was terminated and the outstanding balance on the promissory notes were converted into a Secured Convertible Debenture for the amount of $1.2 million with a due date of December 30, 2007. In addition, the Company sold two additional debentures for $600,000 each on December 30, 2005 and May 2, 2006, at the same interest rate indicated above and due December 30, 2007 and May 2, 2008, respectively. The Secured Convertible Debentures accrue at the annual rate of 7.5%. Payment of principal and accrued interest shall be paid on or before December 30, 2007. The Company has the option to redeem a portion or all of the outstanding debentures at 120% of the amount redeemed plus accrued interest. The holder shall be entitled to convert in whole or in part at any time and from time to time, any amount of principal and accrued at a price equal to 90% of the lowest closing bid price of the Common Stock during the 30 trading days immediately preceding the conversion date, as quoted by Bloomberg, LP (“Conversion Price”).

These financing transactions required the Company to register its common stock under Section 12(g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

These condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 5 - CONVERTIBLE DEBENTURES RECEIVABLE

In November 2004, the Company sold certain intellectual property, representing the software codes of the Automatic Reminder to Laser Energetics, Inc. (LEI), a New Jersey based technology company. As part of the sale, the Company was issued a convertible debenture in the amount of $250,000. The debenture, which bears interest at the rate of 3% per annum, has a five year term, and is convertible into shares of LEI Class A Common Stock at a rate equal to fifty percent (50%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debenture is convertible at the holder's option. As of March 31, 2006, the Company has determined that value of the debenture was significantly impaired and the entire debenture, including the accrued interest income for 2005 and 2006, were written down to zero as a provision for doubtful accounts.

In January 2005, the Company purchased $328,695 of Voyager One, Inc. convertible debentures from Cornell Capital Partners. The debentures, which bear interest at the rate of 5% per annum, have a three year term, and are convertible into shares of Voyager One, Inc. Common Stock at a conversion price equal to the lower of (i) 150% of the lowest initial bid price of the common stock as submitted by a market maker and approved by the NASD or (ii) 50% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The convertible debentures are convertible at the holder's option any time up to the maturity date. During the three months ending March 31, 2006, the company converted $5,500 of principal into 440,000 share of Class A Common Stock of Voyager One. Of this amount, 300,000 shares were sold in the open market for a gain of $12,067. At March 31, 2006, the aggregate value of the debentures plus deferred interest income is $342,428.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 6- NOTES PAYABLE

In 2004, the Company issued five promissory notes payable to Cornell Capital Partners, LP totaling $1,350,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at 12% per annum on any balance left unpaid after the maturity date. As of December 31, 2005, $1,434,638 was repaid through the issuance of 44,973,692 shares of Class A common stock as settlement of these notes.

In January 2005, the Company issued the sixth promissory note payable to Cornell Capital Partners, LP for $1,150,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at 12% per annum on any balance left unpaid after the maturity date. As of December 31, 2005, $325,000 was repaid for principal through the issuance of 32,559,098 shares of Class A common stock. On December 30, 2005, the balance of the principal ($825,000) and accrued interest ($126,091) was transferred to a Secured Convertible Debenture as discussed below.

In August 2005, the Company issued the seventh promissory note payable to Cornell Capital Partners, LP for $200,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at 12% per annum on any balance left unpaid after the maturity date. On December 30, 2005, the balance of the principal ($200,000) and accrued interest ($7,956) was transferred to a Secured Convertible Debenture as discussed below.

During the year ended December 31, 2005 and three months ended March 31, 2006, SWK Technologies, Inc. drew down $185,000 from its line of credit with Fleet National Bank, a Bank of America company. The secured line of credit bears interest at prime plus 1% per annum, which can change with the fluctuations in the prime rate. Monthly payments of interest only in arrears shall be due and payable on the 4th of each month and these have been paid. Principal shall be due and payable on demand from Fleet National Bank. As of March 31, 2006, the outstanding balance payable to Fleet totaled $185,000. Interest payments during the three months ending March 31, 2006 was $3,436.

On December 30, 2005, the various promissory notes payable to Cornell Capital Partners, LP were terminated and replaced with a Secured Convertible Debenture for the principal amount of $1,159,047, as discussed in Note 7.

On December 30, 2005, the Company issued a Secured Convertible Debenture for the principal amount of $600,000 to Cornell Capital Partners, LP. as discussed in Note 7.

NOTE 7- CONVERTIBLE DEBENTURES PAYABLE

In January 2003, the Company entered into a subscription agreement with certain purchasers to issue $140,000 in convertible debentures, with interest payable at 5% annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date.

On March 31, 2003, the Company issued $40,000 and on September 19, 2003, the Company issued an additional $100,000 in 5% convertible debentures to the private investors under the subscription agreement. The 20% beneficial conversion feature was previously recorded as prepaid financing costs, until such time as the Company's Class A common stock into which the debentures are convertible was registered and deemed effective by the U.S Securities and Exchange Commission. The Company completed the effective registration of the Company's common stock, and any amounts capitalized have been charged to expense in accordance with EITF Issue 98-5.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 7- CONVERTIBLE DEBENTURES PAYABLE (Continued)

During 2005, no additional payments have been made. Total outstanding principal balance of the convertible debentures at March 31, 2006 was $15,000, plus accrued interest of $2,984.

On December 30, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell"). Pursuant to such purchase agreement, Cornell shall purchase up to $2,359,047 of secured convertible debentures which shall be convertible into shares of the Company's Class A common stock. Pursuant to the Securities Purchase Agreement, two Secured Convertible Debentures were issued on December 30, 2005 for an aggregate of $1,759,047. The remaining $600,000 shall be funded 2 business days prior to the date the registration statement is filed with the United States Securities and Exchange Commission. Interest on the outstanding principal balance of the Secured Convertible Debentures accrues at the annual rate of 7.5%. Payment of principal and accrued interest shall be paid on or before December 30, 2007. The Company has the option to redeem a portion or all of the outstanding debentures at 120% of the amount redeemed plus accrued interest. The holder shall be entitled to convert in whole or in part at any time and from time to time, any amount of principal and accrued at a price equal to 90% of the lowest closing bid price of the Common Stock during the 30 trading days immediately preceding the conversion date, as quoted by Bloomberg, LP (“Conversion Price”). In the event of a default, the full principal amount of this Debenture, together with interest and other amounts owing, shall be due and payable in cash, provided however, the Holder may request payment of such amounts in Common Stock of the Obligor at the Conversion Price then in-effect. A Holder may not convert this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture. Providing that the Holder meets all restrictions and that the Company does not enter into default, then the Company would expect to issue approximately 300,000,000 shares of Common Stock in settlement of the three secured convertible debentures, over the life of these debentures at the current Conversion Price of $0.009.

On December 30, 2005, the Company entered an Investor Registration Rights Agreement with Cornell Capital Partners, LP. Pursuant to the terms of the agreement, the Company was to file a registration statement with the SEC within 60 calendar days and to use its best efforts to have the Initial Registration Statement declared effective by the SEC no later than 120 calendar days after the date of the agreement. In the event of default of the registration rights agreement, the Company will pay liquidated damages, either in cash or shares of the Company’s Common Stock, at 2% of the liquidated value of the Convertible Debentures outstanding for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Deadline as the case may be. Any Liquidated Damages payable hereunder shall not limit, prohibit or preclude the Investor from seeking any other remedy available to it under contract, at law or in equity. As of March 31, 2006, the Company has incurred $35,181 in Liquidated Damages and there is no maximum stipulated in the agreement.

NOTE 8 - DUE TO RELATED PARTIES

Pursuant to the Spin-off, the Company entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting, and other areas where the Company may need transitional assistance and support following the Spin-off distribution. The term of the agreement commences upon the effective date of the Spin-off and continues for two years, but may be terminated earlier under certain circumstances, including a default, and may be renewed for additional one-year terms. In exchange for services under the administrative services agreement, Trey Resources has agreed to pay iVoice an annual fee of $95,000. On May 16, 2005, the iVoice, Inc terminated its administrative services agreement with the Company and iVoice agreed to accept the assignment of 10 million shares of Laser Energetics Class A Common Stock as settlement of all Administrative Fees owed by the Company. The value of the exchanged securities was determined to be $64,891.

Pursuant to the Spin-off from iVoice, the Company has assumed a promissory note totaling $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non- Executive Chairman of the Board of Trey

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 8 - DUE TO RELATED PARTIES (Continued)

Resources. This amount is related to funds loaned to iVoice and is unrelated to the operations of Trey. The note bears interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., par value $0.00001, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. During the three months ending March 31, 2006, Mr. Mahoney received $125,000 cash payment that was applied to the principal of the loan. At March 31, 2006 the principal on this note was $53,451 and accrued interest was $46,110.

Pursuant to the employment contract dated January 1, 2003 between the Company and Jerome Mahoney, the Non-Executive Chairman of the Board, Mr. Mahoney is to receive a salary of $180,000 per year subject to 10% increases every year thereafter, as well as a monthly unaccountable travel expense allowance of $725, an auto allowance of $800 and a health insurance allowance of $1,400 per month. Also, pursuant to the employment contract with Mr. Mahoney, following the completion of the Spin-off from its former parent company, iVoice Inc., which occurred on February 11, 2004, Mr. Mahoney is entitled to receive a one-time payment of $350,000.

Total amounts owed to Mr. Mahoney at March 31, 2006, representing unpaid salary, unpaid expense and auto allowances, the one-time payment in connection with the Spin-off, liabilities assumed in the Spin-off and interest on the liabilities assumed in the Spin-off totaled $732,259.

Pursuant to the employment contract dated September 15, 2003 between the Company and Mark Meller, the President, Chief Executive Officer and Chief Financial Officer of Trey Resources, Mr. Meller is to receive a salary of $180,000 per year subject to 10% increases every year thereafter, as well as a monthly unaccountable travel expense allowance of $600 and an auto allowance of $800. Also, pursuant to the employment contract dated September 15, 2003 between the Company and Mr. Meller, following the completion of the Spin-off from its former parent company, iVoice Inc., which occurred on February 11, 2004, Mr. Meller is entitled to receive a one-time payment of $350,000. In addition, Mr. Meller was awarded a cash bonus of $114,800 on September 14, 2004. During the three months ending March 31, 2006, Mr. Meller received $125,000 cash payments as approved by the Board of Directors.

Total amounts owed to Mr. Meller at March 31, 2006, representing unpaid salary, unpaid expense and auto allowances, and the one-time payment in connection with the Spin-off, totaled $516,911.

Mr. Mahoney and Mr. Meller have agreed to defer payment of any monies due and owing them representing fixed compensation, which have been accrued on the Company’s balance sheet, and the one-time payment in connection with the Spin-off, until such time as the Board of Directors determines that the Company has sufficient capital and liquidity to make such payments. Mr. Mahoney and Mr. Meller have further agreed, however, to accept payment or partial payment, from time to time, as determined in the sole discretion of the Board of Directors in the form of cash, the Company’s Class A Common Stock and/or the Company’s Class B Common Stock.

In connection with the acquisition of SWK, Inc, the Company assumed a note payable to Gary Berman, a former shareholder of SWK, Inc. and current shareholder of Trey. On April 1, 2004, Mr. Berman loaned the company $25,000 pursuant to the Agreement and Plan of Merger and Reorganization among Trey, SWK and SWK Technologies, Inc. The unsecured note bears interest at 5% per annum and is payable in bi-weekly amounts of $217. At March 31, 2006, the outstanding balance to Mr. Berman was $15,912.

In connection with the acquisition of SWK, Inc, the Company assumed a note payable to Lynn Berman, a former shareholder of SWK, Inc. and current shareholder of Trey. On April 1, 2004, Ms. Berman loaned the company

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 8 - DUE TO RELATED PARTIES (Continued)

$25,000 pursuant to the Agreement and Plan of Merger and Reorganization among Trey, SWK and SWK Technologies, Inc. The unsecured note bears interest at 5% per annum and is payable in bi-weekly amounts of $217. At March 31, 2006, the outstanding balance to Ms. Berman was $15,912.

In connection with the acquisition of Business Tech Solutions Group, Inc, the Company agreed to collect the outstanding receivables of Business Tech and to remit the collected funds to the owner of Business Tech within 30 days of receipts. At March 31, 2006, the Company owed the Business Tech owner $378.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

•
On June 10, 2005, we consolidated our two New Jersey offices and moved into 6,986 square feet of space at 5 Regent Street, Livingston, NJ 07039 at a monthly rent of $7,423. In addition, we sublet 1,090 square feet of space in Clifton, NJ at a monthly rent of $1,998. Effective March 15, 2005, we entered into a lease for 621 square feet of space at 900 Walt Whitman Road, Melville, NY 11747, at a monthly rent of $932. On October 30, 2005, we entered into a one-year lease for office space at 1902 Wright Place, Carlsbad, CA 92008, at a monthly rent of $567. We use our facilities to house our corporate headquarters and operations and believe our facilities are suitable for such purpose. The Company maintains a good relationship with its landlords and believes that these facilities will be adequate for the foreseeable future.

•	See Note 8 to the Financial Statements for information related to the employment agreements between Jerome Mahoney and Mark Meller.

•
The Company has entered into a subscription agreement with certain purchasers for the sale of $140,000 in convertible debentures. The notes are convertible into Class A common stock at the discretion of the holders. During 2004, the Company issued 2,444,177 shares of Trey's Class A common stock for repayment of $125,000 of principal. As of March 31, 2006, $15,000 remained due on the principal and $3,358 was due for accrued interest on these debentures.

•
See Note 7 to these Financial Statement for information related to the Securities Purchase Agreement, Investors Registration Rights Agreement and Secured Convertible Debentures entered into between the Company and Cornell Capital Partners, LP. Pursuant to terms of these agreements, Cornell shall purchase up to $2,359,047 of secured convertible debentures which shall be convertible into shares of the Company's Class A common stock. The agreements also require the Company to file a registration statement with the SEC and assess liquidated damages for various defaults.

•
The Company assumed a total of $324,000 in accrued liabilities and related party debt outstanding and incurred by iVoice. The terms and conditions of the liabilities and debt being assumed are as follows:

Kevin Whalen, a former officer of iVoice, is owed $74,000 in amounts due for unpaid salary from iVoice and is unrelated to the operations of Trey. A portion of this amount is convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date. As of March 31, 2006, Mr. Whalen has received $4,500 in cash and $20,000 in Class A Common Stock leaving a balance due of $49,500.

The Company has also assumed an outstanding promissory note in the amount of $250,000 payable to Mr. Mahoney, President and Chief Executive Officer of iVoice and Non- Executive Chairman of the Board of Trey Resources. This amount is related to funds loaned to iVoice and is unrelated to the operations of Trey. The

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

terms of this obligation are further discussed in Note 8. As of March 31, 2006, the loan balance is $53,451 plus accrued interest of $46,110.

NOTE 10 - COMMON STOCK

In accordance with its Certificate of Incorporation as amended on April 24, 2003, the Company is authorized to issue 10,000,000,000 shares of Class A common stock at $.00001 par value; 50,000,000 shares of Class B Common Stock, par value $.00001; and 20,000,000 shares of Class C Common Stock, par value $0.00001. Additionally, the board of directors has the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

PREFERRED STOCK

Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of March 31, 2006, no shares were issued or outstanding.

CLASS A COMMON STOCK

Class A Common Stock consists of the following as of March 31, 2006: 10,000,000,000 shares of authorized common stock with a par value of $.00001, 128,939,126 shares were issued and outstanding. Each holder of Class A common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

For the three months ending March 31, 2006, the company had the following transactions in its Class A common stock:

➢
The Company issued 3,703,704 shares of Class A common stock with a total value of $40,741. Of this amount, $25,000 was for repayment of principal on the convertible debenture with Cornell Capital Partners, LP. The balance of $15,741 represents discount on conversions of the principal.

➢	The Company issued 4,347,826 shares of Class A common stock pursuant to the asset purchase agreement with Jodie Katz, valued at $40,000.

➢
The Company issued 5,937,208 shares of its Class A common stock with a total value of $53,435 to officers of the Company as repayment of accrued salaries. Of this amount, $27,312 was for repayment of principal and $26,123 represents discount on conversions.

CLASS B COMMON STOCK

Class B Common Stock consists of 50,000,000 shares of authorized common stock with a par value of $0.00001. Class B stock has voting rights of 1 to 100 with respect to Class A Common Stock. As of March 31, 2006, no shares were issued and outstanding; Class B common stockholders are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon the liquidation, dissolution, or winding - up of the Company, holders of Class B Common Stock will be entitled to receive distributions.

TREY RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 10 - COMMON STOCK (Continued)

CLASS C COMMON STOCK

Class C Common Stock consists of 20,000,000 shares of authorized common stock with a par value of $0.00001. Class C stock has voting rights of 1,000 to 1 with respect to Class A Common Stock. As of March 31, 2006, no shares were issued or outstanding.

NOTE 11 - SUBSEQUENT EVENTS

➢
On April 20, 2006, the Company issued 5,775,000 shares of its Class A common stock with a total value of $72,188 to officers of the Company as repayment of accrued salaries. Of this amount, $26,565 was for repayment of principal and $45,623 represents discount on conversions.

➢	On April 20, 2006, the Company issued 4,800,000 shares of Class A Common Stock for compensation and bonuses to employees of SWK Technologies, Inc. valued at $60,000.

➢
On April 10, 2006, the Company sent notice to Voyager One of its intent to convert $12,500 of principal on the Voyager One Debenture into 714,286 shares of Class A Common Stock of Voyager One. As of the date of this filing, the Company has not received these shares.

➢
On May 2, 2006, the Company issued the third debenture for $600,000 to Cornell Capital pursuant to the Securities Purchase Agreement. Pursuant to the Investor’s Registration Rights Agreement of December 30, 2005, the Company registered the shares on the Form SB-2, on May 9, 2006.

➢
On May 3, 2006, SWK Technologies, Inc. entered into a non-binding letter of intent to acquire certain assets of AMP-Best Consulting, Inc. of Syracuse, New York. AMP-Best Consulting, Inc. is an information technology company and value added reseller of licensed accounting software published by Sage Software.

PROSPECTUS
1,478,404,375 Shares of Class A Common Stock
TREY RESOURCES, INC.
______________, 2006

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Trey Resources, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

____________________

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

•	except the common stock offered by this prospectus;

•	in any jurisdiction in which the offer or solicitation is not authorized;

•	in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

•	to any person to whom it is unlawful to make the offer or solicitation; or

•	to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

•	there have been no changes in the affairs of Trey Resources, Inc. after the date of this prospectus; or

•	the information contained in this prospectus is correct after the date of this prospectus.
____________________

All dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We amended and restated by-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Our restated certificate of incorporation also provides that no director shall be liable to us or our stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$289.31
Transfer agent’s, trustee’s and depository’s fees and expenses	--
Printing and engraving expenses	15,500.00
Legal fees and expenses	22,000.00
Accounting fees and expenses	8,500.00
Miscellaneous	3,710.69
Total Expenses	$50,000.00

RECENT SALES OF UNREGISTERED SECURITIES

Since January 1, 2003, the Company issued the following unregistered securities pursuant to various exemptions from registration under the Securities Act:

•
In January 2003, we entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into shares of our Class A Common Stock, at a price equal to either (a) an amount equal to 120% of the closing bid price for shares of Class A Common Stock on September 19, 2003, or (b) an amount equal to 80% of the average of the four lowest closing bid prices of our Class A Common Stock for the five (5) trading days immediately preceding the date of conversion. During the year ended December 31, 2003, a total of $140,000 in debenture proceeds had been received and at December 31, 2003 that amount was outstanding. During the year ended December 31, 2004, $125,000 of the debentures were repaid through the issuance of Trey stock.

•
On January 27, 2003, Trey entered into an equity line of credit agreement. Under this agreement, we may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding such fee. In addition, Cornell Capital Partners received, as additional compensation, 45,000 shares of Class A Common Stock on February 11, 2004. As of December 30, 2005, we have drawn down an aggregate of $1,759,638 on the equity line of credit and to repay $1,675,000 of principal and $84,638 of interest on the Cornell promissory notes through the issuance of 77,532,790 shares of Class A Common Stock. On December 30, 2005, the equity line of credit agreement was terminated.

•
At various times in 2004 and 2005, we borrowed an aggregate of $2,700,000 under various secured and unsecured promissory notes with Cornell Capital. Proceeds from borrowing under the Cornell Equity Line of Credit were used to pay down $1,675,000 of principal and $84,638 of interest on these notes. As of December 31, 2005, the outstanding principal and interest of $1,159,047 was transferred to a Secured Convertible Debenture due on December 30, 2007 with an interest of 7.5% per annum pursuant to a Securities Purchase Agreement entered into between us and Cornell.

•
Pursuant to the Spin-Off from iVoice, Trey assumed an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney in exchange for the assets it received pursuant to the Spin-Off of the Automatic Reminder business. This amount is related to funds loaned to iVoice and unrelated to the operations of Trey. Trey, for value received, promised to pay Mr. Mahoney the principal sum of $250,000 at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments are due annually. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Trey, par value $0.00001, for each dollar owed, (ii) the number of shares of Class A Common Stock of Trey calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

•
Pursuant to the Spin-Off from iVoice, Trey assumed an outstanding obligation to Kevin Whalen of $74,000 for amounts due for unpaid salary from iVoice. This amount is related to services provided to iVoice and unrelated to the operations of Trey. However, because Mr. Whalen assisted in the preparation of the financial statements and footnotes related to the spin-off, Trey assumed this obligation to Kevin Whalen. A portion of the obligation is convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date.

•	On March 11, 2004, the Company issued 20,000 shares of Class A Common Stock for placement fees associated with the Equity Line of Credit with Cornell Capital valued at $8,000.

•	On May 20, 2004, the Company issued 110,000 shares of Class A Common Stock with a total value of $17,600 for administrative and consulting services.

•
On May 27, 2004, the Company issued 2,750,000 shares of the Class A Common Stock with a total value of $550,000 to the shareholders of SWK, Inc. as consideration for the merger of SWK, Inc. with the Company’s wholly-owned subsidiary, SWK Technologies, Inc.

•
On August 1, 2004, the Company issued to Hawk Associates, Inc. options to purchase 75,000 Class A Common Stock at a price of $.07 per share. The options vest 60 days from issuance and expire ten years from the date of issue.

•
On November 10, 2004, the Company issued 648,149 shares of Class A Common Stock with a total value of $35,000 to the shareholder of Business Tech Solutions Group, Inc. as purchase price consideration for the acquisition of certain assets.

•
On November 10, 2004, the Company issued 138,889 shares of Class A Common Stock with a total value of $7,500 as compensation to certain employees of the Company’s wholly-owned subsidiary, SWK Technologies, Inc.

•	On February 8, 2005, the Company issued 350,000 shares of Class A Common Stock at $ 0.39 per share to Evergreen Marketing as compensation for marketing services valued at $13,650.

•	On March 1, 2005, the Company issued 2,010,724 shares of Class A Common Stock at $ 0.37 per share valued at $75,000 to Andrew Rudin pursuant to an employment agreement.

•
On July 15, 2005, the Company issued 3,000,000 warrants to Thornhill Capital LLC to advise and assist the Company in mergers, acquisitions and in developing an effective business strategy to increase shareholder value, for a value of $87,000. The warrants have an exercise price of $0.015 per share.

•
On August 31, 2005, the Company issued to Cornell Capital Partners warrants to purchase 4,000,000 shares of Class A common stock at a price of $.03 per share as additional consideration for funding the $200,000 Secured Convertible Debenture of this same date.

•
During the year ended December 31, 2005, SWK Technologies, Inc. drew down $145,000 from its $250,000 line of credit with Bank of America f/k/a Fleet National Bank. The secured line of credit bears interest at prime plus 1% per annum, which can change with the changes in the prime rate. Monthly payments of interest only in arrears shall be due and payable on the 4th of each month and these have been paid. Principal shall be due and payable on demand from Bank of America. This line of credit is also fully guaranteed by us.

•
On December 30, 2005 the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP wherein the Company agreed to sell and Cornell agreed to purchase up to $2,359,047 of secured convertible debentures.

•
On February 27, 2006, the Company issued 4,347,826 shares of its Class A common stock to Jodie Katz pursuant the Asset Purchase Agreement for Wolen Katz Associates. These securities have been issued with a restrictive legend.

•
On February 27, 2006, the Company issued 3,703,704 shares of its Class A common stock to Cornell Capital Partners pursuant to the Security Purchase Agreement dated December 30, 2005. These securities have been issued with a restrictive legend pending registration of the shares with the SEC.

•
On May 31, 2006, the Company issued an aggregate of 6,000,000 shares of its Class A common stock to Patrick J. Anson, Crandall Melvin III and Michelle A. Paparo pursuant the Asset Purchase Agreement for AMP-Best Consulting, Inc. These securities have been issued with a restrictive legend.

•
On June 8, 2006, SWK Technologies, Inc. issued an unsecured promissory note to Crandall Melvin III pursuant to the Asset Purchase Agreement for AMP-Best Consulting, Inc. The principal sum of the note is $380,000 with interest at the rate of 7 3/4% per annum on the unpaid balance. The principal and interest shall be payable in 60 equal monthly payments commencing 120 days from the date of the note. This Promissory Note may be prepaid in whole, or in part, at anytime without penalty or premium.

We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which covers “transactions by an issuer not involving any public offering,” to issue securities discussed above without registration under the Securities Act. The Company made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by our Company, after approval by our legal counsel. The Company believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. The Company also believes that the investors had access to the same type of information as would be contained in a registration statement.

EXHIBITS

Exhibit	Description

3.1	Second Amended and Restated Certificate of Incorporation of Trey Industries, Inc. (1)
3.2	By-laws of Trey Industries, Inc. (1)
4.1	iVoice Acquisition 1, Inc. 5% Convertible Debenture due September 19, 2005 issued to Cornell Capital Partners, LP (1)
4.2	iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Elma S. Foin (2)
4.3	iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Darryl A. Moy (2)
4.4	iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Henry Tyler (2)
4.5	iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Steven R. LeMott (2)
4.6	Employment Agreement, dated March 1, 2005, between SWK Technologies, Inc., and Andrew Rudin. (4)
4.7	Amendment No. 1 dated March 25, 2005 to the Employment Agreement dated March 1, 2005 by and among SEK Technologies, Inc., Trey Resources, Inc. and Andrew Rudin. (4)
4.8	5% Secured Convertible Debenture dated January 27, 2005 issued by Voyager One, Inc. for the sum of $50,000. (4)
4.9	5% Secured Convertible Debenture dated January 27, 2005 issued by Voyager One, Inc. for the sum of $62,500. (4)
4.10	5% Secured Convertible Debenture dated January 27, 2005 issued by Voyager One, Inc. for the sum of $62,500. (4)
4.11	5% Secured Convertible Debenture dated January 27, 2005 issued by Voyager One, Inc. for the sum of $150,000. (4)
4.12	5% Secured Convertible Debenture dated January 27, 2005 issued by Voyager One, Inc. for the sum of $3,695.21. (4)
4.13	Assignment Agreement dated January 27, 2005 between the Company and Cornell Capital Partners LP. (4)
4.14	Lease dated April 8, 2005 by and between SWK Technologies, Inc., a wholly owned subsidiary of Trey Resources, Inc. and Five Regent Park Associates (5)
4.15	Consulting Agreement dated July 15, 2005 by and between Trey Resources, Inc. and Thornhill Capital, LLC. (5)
4.16	Secured Convertible Debenture dated December 30, 2005, between Cornell Capital Partners, LP and Trey Resources, Inc. for the principal value of $600,000. *
4.17	Secured Convertible Debenture dated December 30, 2005, between Cornell Capital Partners, LP and Trey Resources, Inc. for the principal value of $1,159,047. *
4.18	Secured Convertible Debenture dated May 2, 2006, between Cornell Capital Partners, LP and Trey Resources, Inc. for the principal value of $600,000. *
5.1	Opinion of Meritz & Muenz LLP *
10.1	Equity Line of Credit Agreement, dated January 27, 2003, between Cornell Capital Partners, LP and Trey Resources, Inc. (2)
10.2	Securities Purchase Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and The May Davis Group Inc. (1)
10.3	Escrow Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP (1)
10.4	Registration Rights Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and Cornell Capital Partners, LP (1)
10.5	Escrow Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc., The May Davis Group Inc. and Butler Gonzalez LLP(1)
10.6	Investor Registration Rights Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and The May Davis Group, Inc. (1)
10.7	Guaranty, dated January 27, 2003, by iVoice, Inc. in favor of Te May Davis Group, Inc. (1)
10.8	Employment Agreement, dated January 1, 2003, between iVoice Acquisition 1, Inc. and Jerome Mahoney (1)
10.9	Employment Agreement, dated September 15, 2003, between Trey Resources, Inc. and Mark Meller (1)
10.10	Administrative Services Agreement, dated February 22, 2003, between iVoice Inc. and iVoice Acquisition 1, Inc. (1)

10.11	Termination Agreement, dated December 30, 2005 between Cornell Capital Partners, LP and Trey Resources, Inc.*
10.12	Amended and Restated Security Agreement, dated December 30, 2005 between Cornell Capital Partners, LP and Trey Resources, Inc.*
10.13	Escrow Agreement, dated December 30, 2005, between Trey Resources, Inc., Cornell Capital Partners, LP and David Gonzalez Esq.*
10.14	Investor Registration Rights Agreement, dated December 30, 2005, between Trey Resources, Inc. and Cornell Capital Partners, LP.*
10.15	Securities Purchase Agreement, dated December 30, 2005, between Trey Resources, Inc. and Cornell Capital Partners, LP.*
10.16
Asset Purchase Agreement dated May 31, 2006 by and among AMP-Best Consulting, Inc., a New York corporation, Patrick J. Anson, an individual, Crandall Melvin III, an individual, Michelle A. Paparo, an individual and SWK Technologies, Inc. (6)

10.17	Promissory Note dated June 1, 2006 for the sum of $380,000 payable to Crandall Melvin III. (6)
10.18	Lease Agreement date June 1, 2006 by and between SWK Technologies, Inc. and Crandall Melvin III. (6)
10.19	Employment Agreement dated June 1, 2006 by and between SWK Technologies, Inc. and Patrick J. Anson. (6)
10.20	Employment Agreement dated June 1, 2006 by and between SWK Technologies, Inc. and Crandall Melvin III. (6)
10.21	Employment Agreement dated June 1, 2006 by and between SWK Technologies, Inc. and Michelle A. Paparo. (6)
23.1	Consent of Bagell, Josephs and Company, LLC**
23.2	Consent of Meritz & Muenz LLP (included in Exhibit 5.1)*

_______________________________
*	Previously filed.
**	Filed herewith.

(1)	Previously filed as an exhibit to Amendment No. 1 to Form SB-2 filed on November 25, 2003, File No. 333-109454 and incorporated by reference.
(2)	Previously filed as an exhibit to Amendment No. 1 to Form SB-2 filed on December 22, 2003, File No. 333-109997 and incorporated by reference.
(3)	Previously filed as an exhibit to Amendment No. 3 to Form SB-2 on February 11, 2004, File No. 333-109997 and incorporated by reference.
(4)	Previously filed on Form 10Q-SB for the three months ended March 31, 2005, File No. 000-50302 and incorporated by reference.
(5)	Previously filed on Form 10Q-SB for the three months ended June 30, 2005, File No. 000-50302 and incorporated by reference.
(6)	Previously filed as an exhibit to Form 8-K filed on June 9, 2006 and incorporated by reference.

UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1) (i), (1) (ii) and (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2)
That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Not applicable.

(5)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on August 4, 2006.

TREY RESOURCES, INC.
By:	/s/ Mark Meller
Mark Meller President, Chief Executive
Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerome R. Mahoney	Non-Executive Chairman of the Board and	August 4, 2006
Jerome R. Mahoney	Director

/s/ Mark Meller	President, Chief Executive Officer, Chief	August 4, 2006
Mark Meller	Financial Officer and Director

/s/ John C. Rudy	Director	August 4, 2006
John C. Rudy